Exhibit 2.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

by and among

CITIGROUP INSURANCE HOLDING CORPORATION,

PRIMERICA, INC.,

WARBURG PINCUS PRIVATE EQUITY X, L.P.

and

WARBURG PINCUS X PARTNERS, L.P.

Dated as of February 8, 2010

i

LIST OF EXHIBITS

Exhibit A:	Form of Incentive Plan

Exhibit B:	Form of Warrant Certificate

Exhibit C:	Form of Intercompany Agreement

Exhibit D:	Form of Transition Services Agreement

Exhibit E:	Form of Reinsurance Agreements
Exhibit E-1:	Form of 80% Coinsurance Agreement (PLIC)
Exhibit E-2:	Form of 10% Coinsurance Agreement (PLIC)
Exhibit E-3:	Form of 90% Coinsurance Agreement (NBLIC)
Exhibit E-4:	Form of 80% Coinsurance Agreement (PLICC)
Exhibit E-5:	Form of Capital Maintenance Agreement
Exhibit E-6:	Form of Monitoring and Reporting Agreement (PLIC)
Exhibit E-7:	Form of Monitoring and Reporting Agreement (NBLIC)
Exhibit E-8:	Form of Monitoring and Reporting Agreement (PLICC)
Exhibit E-9:	Form of Reinsurance Trust Agreement (PLIC 80%)
Exhibit E-10:	Form of Reinsurance Trust Agreement (PLIC 10% Excess)
Exhibit E-11:	Form of Reinsurance Trust Agreement (PLIC 10% Economic)
Exhibit E-12:	Form of Reinsurance Trust Agreement (NBLIC)
Exhibit E-13:	Form of Reinsurance Trust Agreement (PLICC)

Exhibit F:	Form of Tax Separation Agreement

Exhibit G:	Term Sheet for Citi Note

Exhibit H:	Form of Registration Rights Agreement

Exhibit I:	Form of Certificate of Incorporation

Exhibit J:	Form of Bylaws

Exhibit K:	Principles for Calculating Aggregate Book Value

INDEX OF DEFINED TERMS

Term	Location of Definition

Acquisition of Control Statements	3.1(a)(ii)(A)
Acquisition Proposal	4.10
Additional Purchase Price	Recitals
Additional Shares	Recitals
Affiliate	6.8(a)
Aggregate Book Value	1.3(b)
Agreement	Preamble
Benefit Plan	2.2(w)(i)
Board of Directors	2.2(z)
Board Representatives	4.4(a)(ii)
Business	1.5(e)(i)
Business Combination	4.2(c)(ii)(C)
business day	6.8(f)
CGMI	3.1(b)(iii)
Change in Control	4.2(c)(ii)
Citi Note	Recitals
Citi Reinsurance Agreements	Recitals
Citigroup	Preamble
Closing	1.2
Closing Date	1.2
Code	1.4
Common Shares	Recitals
Common Stock	Recitals
Company	Preamble
Company Benefit Plan	2.2(w)(i)
Company Significant Agreement	2.2(y)
Company Subsidiaries	1.5(e)(i)
Competition Act	3.1(a)(i)
Competitor	4.2(b)(ii)
Control	6.8(b)
Control Entities	3.6(a)
controlled by	6.8(b)
Director Indemnified Party	4.4(h)
Disclosure Letter	6.8(g)
Draft YE Financial Information	2.2(g)(iv)
Draft YE Pro Forma Financial Information	2.2(g)(v)
Economic Equity Interests	3.6(b)
environmental laws	2.2(s)
Equity Interests	3.6(b)(i)
ERISA	2.2(w)(i)
excess parachute payment	2.2(w)(vi)
Exchange Act	2.2(r)

Excluded Securities	4.3(a)(i)
Fully Diluted	Recitals
Governance Ownership Percentage	6.8(h)
Governmental Entities	2.2(c)
herein	6.8(e)
hereof	6.8(e)
hereunder	6.8(e)
HSR Act	1.5(a)(i)
include	6.8(d)
included	6.8(d)
includes	6.8(d)
including	6.8(d)
Incentive Plan	Recitals
Incumbent Directors	4.2(c)(ii)(A)
Indemnifiable Taxes	4.7(a)(i)
Indemnified Party	4.7(d)
Indemnifying Party	4.7(d)
Information	3.4
Insurance Contracts	2.2(p)(ii)
Intellectual Property	2.2(t)
Intercompany Agreement	Recitals
Investment Company Act	2.2(l)
Investor	Preamble
Investor Indemnitees	4.7(a)
Investor Ownership Percentage	6.8(k)
IPO End Date	3.1(b)(i)
IRS	2.2(w)(i)
knowledge	6.8(j)
Launch Date	1.5(c)
Law	6.8(l)
Lead Investor	4.3(a)(i)
Legal Material Adverse Effect	1.5(f)
Liens	2.2(j)
Liquidity Event	3.9
Losses	4.7(a)
Material Adverse Effect	1.5(e)
materiality	1.5(b)(i)
MEC	2.2(x)(iv)
Milliman	2.2(p)(vi)
Milliman Report	2.2(p)(vi)
Multiemployer Plan	2.2(w)(v)
Multiple Employer Plan	2.2(w)(v)
NBLIC	2.2(g)(vi)
New Security	4.3(a)(i)
Non-Qualifying Transaction	4.2(c)(ii)(C)
Non-Voting Stock	Recitals

v

or	6.8(c)
Parent Corporation	4.2(c)(ii)(C)
Permitted Transferee	4.2(b)(ii)
Per-Share Book Value	1.3(b)
person	6.8(i)
PLIC	2.2(g)(vi)
Pre-Signing Historical Financial Statements	2.2(g)(i)
Preferred Stock	2.2(f)
Previously Disclosed	2.1
Pricing Date	1.5(a)
Pricing Date Pro Forma Financial Statements	2.2(g)(ii)
Pro Forma Financial Statements	1.3(b)
Public Offering Price	Recitals
Purchase Price	1.3(a)
Purchased Shares	Recitals
Qualified IPO	3.1(b)(i)
Qualified Plans	2.2(w)(ii)
Reference Financials	2.2(g)(iv)
Registration Rights Agreement	Recitals
Registration Statement	2.1
Regulators	2.2(p)(i)
Regulatory Approvals	1.5(a)(iii)
Reinsurance Agreement	2.2(p)(iii)(A)
Required Approvals	2.2(c)
Restructuring	1.5(c)(ix)
S-1 Historical Financial Statements	2.2(g)(i)
SAP	2.2(g)(vi)
SEC	1.3(b)
Securities	Recitals
Securities Act	1.5(c)(vi)
Seller	Preamble
Seller Benefit Plan	2.2(w)(i)
Seller Indemnitees	4.7(c)
Seller Security	4.3(b)(i)
Seller’s Obligations	7.1
September Pro Forma Financial Statements	2.2(g)(iii)
subsidiary	6.8(a)
Survival Date	6.1(ii)
Surviving Corporation	4.2(c)(ii)(C)
Tax Return	2.2(x)(vi)
Tax Separation Agreement	Recitals
Taxes	2.2(x)(v)
Termination Date	5.1(b)
Threshold Amount	4.7(e)(i)
Transaction documents	Recitals
Transaction Expenses	3.2

Transfer	4.2(a)
under common control with	6.8(b)
Voting Securities	3.6(a), 4.2(c)(ii)(B)
Warburg PE	Preamble
Warrant	Recitals
Warrant Certificate	Recitals
WP Group	3.6(a)

This SECURITIES PURCHASE AGREEMENT, dated as of February 8, 2010 (this “Agreement”), is by and among Citigroup Insurance Holding Corporation (the “Seller”), a Georgia corporation and indirect wholly owned subsidiary of Citigroup Inc., a Delaware corporation (“Citigroup”), Primerica, Inc. (the “Company”), a Delaware corporation and, as of the date hereof, a wholly owned subsidiary of the Seller, Warburg Pincus Private Equity X, L.P., a Delaware limited partnership (“Warburg PE”), and Warburg Pincus X Partners, L.P., a Delaware limited partnership (together with Warburg PE, the “Investor”), and, solely for purposes of Article VII, Citigroup and, solely for purposes of Section 3.6 and Section 4.10, Warburg Pincus LLC and Warburg Pincus & Co.

RECITALS:

A. The Purchase. At the Closing (as defined below), the Seller intends to sell to the Investor, and the Investor intends to purchase from the Seller, for the Purchase Price (as defined below):

(1)	a number of shares of Common Stock, par value $0.01 per share, of the Company (the “Common Stock” or “Common Shares”), equal to the lesser of (I) 23.9% of the Fully Diluted (as defined below) equity interest in the Company as of immediately after the Closing and (II) the quotient obtained by dividing (x) two-hundred-and-thirty million dollars ($230,000,000), by (y) the product of 0.95 times the Per-Share Book Value (as defined below) as determined pursuant to Section 1.3(b) (such shares of Common Stock to be purchased by the Investor pursuant to this paragraph, the “Purchased Shares”); and

(2)	a warrant (the “Warrant”) exercisable into a number of Common Shares (or, in certain circumstances as set forth in the Warrant Certificate, shares of non-voting common stock that, subject to the limitations set forth in the Company’s certificate of incorporation, are convertible into Common Shares and issuable upon conversion by the Investor of Common Shares (the “Non-Voting Stock”)) equal to 25% of the Purchased Shares at an exercise price equal to 120% of the price per share of Common Stock paid by public investors in the Qualified IPO (the “Public Offering Price”) and having such other terms as set forth in the Warrant Certificate (as defined below).

“Fully Diluted” means calculated on the basis of the outstanding equity interests in the Company immediately upon completion of the Closing, taking into account the Purchased Shares and the Additional Shares as well as any additional shares resulting from any equity grants to be made in connection with the Qualified IPO, pursuant to (i) the Primerica, Inc. 2010 Omnibus Incentive Plan (the “Incentive Plan”) or (ii) any other equity incentive plan under which equity interests in the Company may be granted, and from the conversion or rollover of existing equity awards from Citigroup, but excluding any shares issuable in respect of the Warrant.

B. Additional Shares. In addition to the Purchased Shares and the Warrant, subject to section 3.6, the Investor shall also have the right to purchase from the Seller, in which case the Seller shall sell to the Investor, up to one-hundred million dollars ($100,000,000) of shares of Common Stock, at a per share price equal to the Public Offering Price (any such Common Shares acquired by the Investor pursuant to this paragraph, the “Additional Shares,” and the dollar amount purchased by the Investor pursuant to this paragraph, the “Additional Purchase Price”).

C. The Securities. The term “Securities” refers collectively to (1) the Purchased Shares and the Warrant to be acquired by the Investor pursuant to this Agreement, (2) the Additional Shares (if any) to be acquired by the Investor pursuant to this Agreement, and (3) any securities (including shares of Common Stock or Non-Voting Stock) into which any of the foregoing are converted, exchanged or exercised in accordance with the terms thereof and of this Agreement.

D. Transaction Documents. The term “Transaction Documents” refers collectively to (a) this Agreement, (b) a certificate representing the Warrant (the “Warrant Certificate”), (c) the intercompany agreement between Citigroup and the Company (as amended from time to time after the Closing Date, the “Intercompany Agreement”), (d) the transition services agreement (as amended from time to time after the Closing Date, the “Transition Services Agreement”), (e) the reinsurance agreements, monitoring agreements, reinsurance trust agreements and capital maintenance agreement (each as amended from time to time after the Closing Date, collectively, the “Citi Reinsurance Agreements”), (f) the tax separation agreement (as amended from time to time after the Closing Date, the “Tax Separation Agreement”), (g) the note issued by the Company to Seller (as amended from time to time after the Closing Date, the “Citi Note”), (h) the registration rights agreement (as amended from time to time after the Closing Date, the “Registration Rights Agreement”), (i) the Incentive Plan, (j) the certificate of incorporation of the Company to be in effect after the consummation of the Qualified IPO (as amended from time to time after the Closing Date ) and (k) the bylaws of the Company to be in effect after the consummation of the Qualified IPO (as amended from time to time after the Closing Date) (it being agreed that, if the Closing shall occur, the applicable parties shall execute (or file or adopt, as applicable), the Incentive Plan, the Warrant Certificate, the Intercompany Agreement, the Transition Services Agreement, the Citi Reinsurance Agreements, the Tax Separation Agreement, the Registration Rights Agreement, the certificate of incorporation of the Company and the bylaws of the Company in forms set forth in Exhibits A, B, C, D, E, F, H, I and J, respectively, and the applicable parties shall execute a Citi Note with the terms set forth in Exhibit G, in each case with such modifications as may be made in accordance with Section 3.10).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

PURCHASE; CLOSING

Section 1.1 Purchase.

(a) On the terms and subject to the conditions set forth herein, at the Closing, the Investor will purchase from the Seller, and the Seller will sell to the Investor, (i) the Purchased Shares and the Warrant; and (ii) if the Investor determines to acquire Additional Shares pursuant to Section 1.1(b), any such Additional Shares.

(b) Subject to Section 3.6, the Investor shall have the right, but not the obligation, to purchase from Seller, and, if such right is exercised, the Seller shall sell to the Investor, at the Closing, Additional Shares at a price equal to the Public Offering Price; provided that in no event shall the Investor have the right to acquire a number of shares in excess of the quotient obtained by dividing (i) one hundred million dollars ($100,000,000), by (ii) the Public Offering Price.

Section 1.2 Closing. Subject to the satisfaction or waiver of the conditions set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Closing, but subject to fulfillment of those conditions), the closing (the “Closing”) shall occur within 11 business days of the Pricing Date, at the offices of Wachtell, Lipton, Rosen & Katz located at 51 West 52nd Street, New York, New York 10019 or such other location as agreed by the parties. The date of the Closing is referred to as the “Closing Date.” The Securities to be purchased will have been duly authorized by all necessary corporate action and will have been validly issued, will be fully paid and nonassessable, will not be subject to preemptive rights of any other stockholder of the Company except as expressly provided in the Transaction Documents, and will not subject the holders thereof to personal liability. When issued by the Company following the exercise of the Warrant or following the conversion of shares of Common Stock or Non-Voting Stock, the shares of Common Stock or Non-Voting Stock so issued by the Company will be validly issued, fully paid and nonassessable, will not be subject to preemptive rights of any other stockholder of the Company except as expressly provided in the Transaction Documents.

Section 1.3 Purchase Price; Determination of Aggregate and Per-Share Book Value.

(a) The purchase price for the Purchased Shares and the Warrant (the “Purchase Price”) shall equal the product of (i) the number of Purchased Shares, multiplied by (ii) 0.95, multiplied by (iii) the Per-Share Book Value.

(b) On the Pricing Date, the Seller shall deliver to the Investor the unaudited pro forma balance sheet of the Business as of December 31, 2009 and the unaudited pro forma statement of operations of the Business for the year ended December 31, 2009 (together, the “Pro Forma Financial Statements”), along with a detailed calculation of the Company’s pro forma aggregate book value as of December 31, 2009, as adjusted pursuant to the principles set forth on Exhibit K (as so adjusted, the “Aggregate Book Value”), and a calculation of the Aggregate Book Value divided by the Fully Diluted number of Common Shares outstanding immediately upon consummation of the Closing (the “Per-Share Book Value”). The Pro Forma Financial Statements shall be prepared on the same basis as the unaudited pro forma financial statements included in the Company’s registration statement on Form S-1 (No. 333-162918), as amended and declared effective by the U.S. Securities and Exchange Commission (the “SEC”), except for such modifications necessary to calculate the Aggregate Book Value in accordance with the principles set forth on Exhibit K.

Section 1.4 Closing Deliveries; Payment of Purchase Price. Subject to the satisfaction or waiver of the conditions to the Closing in Section 1.5, (a) at the Closing, the Seller will deliver to the Investor certificates (or, in the event the Common Stock is issued in an uncertificated form, such other evidence of ownership) representing the Securities, and (b) the Investor will pay to Seller, by wire transfer of immediately available United States funds to a bank account designated by the Seller prior to the Closing, an aggregate purchase price equal to the sum of (i) the Purchase Price plus (ii) in the event that the Investor exercises its option to acquire Additional Shares, then the Additional Purchase Price. The parties shall agree within 30 days after the Closing upon the allocation of the Purchase Price between the Purchased Shares (and, if applicable, the Additional Shares) and the Warrant; provided that if the parties shall not agree to an allocation within such 30-day period, the Seller and the Investor shall select an independent third-party expert in such matters to determine the allocation, and such determination shall be binding. The fees of such expert shall be borne equally by the Investor and the Seller. The parties agree to take no position inconsistent with such allocation for Tax or accounting purposes, except as required by a determination as defined in Section 1313(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Section 1.5 Closing Conditions.

(a) Mutual Closing Conditions. The respective obligation of each of the Investor, the Seller and the Company to consummate the Closing is subject to the fulfillment (or written waiver by each of the Investor, the Seller and the Company) of the following conditions (x) in the case of clauses (i) and (iii) below, at or prior to the date a firm commitment underwriting agreement is executed in respect of a Qualified IPO (the “Pricing Date”) and (y) in the case of clauses (ii) and (iv) below, at or prior to the Closing:

(i) all approvals and authorizations of, filings and registrations with, and notifications to, or expiration or termination of any applicable waiting period, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and competition or merger control laws of other jurisdictions, required to consummate the Closing shall have been obtained or made and shall be in full force and effect;

(ii) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the Closing;

(iii) all regulatory approvals, filings and notices set forth on Schedule 1.5(a)(iii) (the “Regulatory Approvals”) required to consummate the transactions contemplated hereby shall have been obtained or made and shall be in full force and effect; and

(iv) a Qualified IPO shall have been consummated.

(b) Seller and Company Closing Conditions. In addition to the conditions set forth in Section 1.5(a), the respective obligation of each of the Seller and the Company to consummate the Closing is also subject to the fulfillment (or written waiver by the Seller) of the following conditions (x) in the case of clauses (i)(2), (ii) and (iv)(1) below, at or prior to the Pricing Date and (y) in the case of clauses (i)(1), (iii), (iv)(2) and (v) below, at or prior to the Closing:

(i) (1) each of the representations and warranties of the Investor set forth in Sections 2.3(b) (Authorization), 2.3(f) (Financial Capability) and 2.3(g) (Brokers and Finders) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date shall be true and correct as of such particular date), and (2) each of the other representations and warranties of the Investor set forth in Section 2.3 (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) shall be true and correct as of the date of this Agreement and as of the Pricing Date as though made on and as of the Pricing Date (except that those representations and warranties which address matters only as of a particular date shall be true and correct as of such particular date), except in the case of the representations and warranties addressed by this clause (2), where the failure of such representations and warranties to be so true and correct does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Investor;

(ii) the Investor shall have performed or complied with in all material respects with the agreements and obligations required to be performed by it under this Agreement at or prior to the Pricing Date (other than the payment of the Purchase Price and the Additional Purchase Price (if any));

(iii) the Investor shall have paid the Purchase Price and the Additional Purchase Price (if any) to the Seller;

(iv) (1) the Seller shall have received a certificate, dated as of Pricing Date and signed on behalf of the Investor by a senior executive officer, to the effect that the conditions contained in Sections 1.5(b)(i)(2) and 1.5(b)(ii) have been satisfied; and (2) the Seller shall have received a certificate, dated as of the Closing Date and signed on behalf of the Investor by a senior executive officer, to the effect that the conditions contained in Section 1.5(b)(i)(1) has been satisfied; and

(v) the Investor shall have entered into the Transaction Documents (other than this Agreement) to which it is a party, which, in the case of Transaction Documents, forms of which have been attached hereto, shall not differ (including as a result of changes required by a Governmental Entity) from the forms attached hereto in a manner that is adverse in any material respect to the Company or the Investor, and, in the case of Transaction Documents, the terms of which have been described in exhibits attached hereto (and for which no form of agreement is attached), shall include terms that do not differ (including as a result of changes required by a Governmental Entity) from the terms attached hereto in a manner that is adverse in any material respect to the Company or the Investor.

(c) Investor Closing Conditions. In addition to the conditions set forth in Section 1.5(a), the obligation of the Investor to consummate the Closing is also subject to the fulfillment (or written waiver by the Investor) prior to the Closing of the following conditions (x) in the case of clause (xii) below, at or prior to the date on which preliminary prospectuses are first distributed to potential investors in connection with a Qualified IPO (the “Launch Date”), (y) in the case of clauses (i)(3), (i)(4), (ii), (iv)(1), (iv)(2), (v), (vi), (vii), (x) and (xi) below, at or prior to the Pricing Date and (z) in the case of clauses (i)(1), (i)(2), (iii), (iv)(3), (viii) and (ix) below, at or prior to the Closing:

(i) (1) each of the representations and warranties set forth in Sections 2.2(b) (Authorization) and 2.2(e) (Title to the Securities) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date shall be true and correct as of such particular date), (2) each of the representations and warranties of the Seller set forth in 2.2(f) (Capitalization), 2.2(v) (Brokers and Finders) and 2.2(z) (Anti-Takeover) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that those representations and warranties which address matters only as of a particular date shall be true and correct as of such particular date), (3) each of the representations and warranties set forth in Section 2.2(aa) (Ratings Agencies) shall be true and correct in all respects as of the date of this Agreement and as of the Pricing Date as though made on and as of the Pricing Date, and (4) each of the other representations and warranties of the Seller set forth in Section 2.2 (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth in such representations and warranties) shall be true and correct as of the date of this Agreement and as of the Pricing Date as though made on and as of the Pricing Date (except that those representations and warranties which address matters only as of a particular date shall be true and correct as of such particular date), except in the case of the representations and warranties addressed by this clause (4), where the failure of such representation and warranty to be so true and correct does not have and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Seller or the Company;

(ii) each of the Seller and the Company shall have performed or complied in all material respects with the agreements and obligations required to be performed by it under this Agreement at or prior to the Pricing Date (other than the delivery of the Securities pursuant to Section 1.4 and the Closing Balance Sheet and agreements and obligations that by their terms are to occur only at the Closing Date);

(iii) Seller shall have delivered to the Investor certificates (or, in the event the Common Stock is issued in an uncertificated form, such other evidence of ownership) representing the Securities (or, in the case of the Warrant, the Warrant Certificate);

(iv) (1) the Investor shall have received from the Seller a certificate, dated as of the Pricing Date and signed on behalf of the Seller by a senior executive officer, to the effect that the conditions contained in Sections 1.5(c)(i)(3) and 1.5(c)(i)(4) and, with respect to Seller, the condition contained in Section 1.5(c)(ii) have been satisfied; (2) the Investor shall have received from the Company a certificate, dated as of the Pricing Date and signed on behalf of the Company by a senior executive officer, to the effect that the condition contained in Section 1.5(c)(ii) with respect to the Company has been satisfied; and (3) the Investor shall have received from the Seller a certificate, dated as of the Closing Date and signed on behalf of the Seller by a senior executive officer, to the effect that the conditions contained in Sections 1.5(c)(i)(1) and 1.5(c)(i)(2) have been satisfied;

(v) since the date of this Agreement, there shall not have been any circumstance, effect, event or change that, individually or in the aggregate, has, or would reasonably be expected to have, a Material Adverse Effect on the Seller or the Company;

(vi) the Company’s registration statement on Form S-1 (No. 333-162918), as amended, shall have been declared effective by the SEC in accordance with the U.S. Securities Act of 1933, as amended (the “Securities Act”), and there shall have been no stop order pending or threatened;

(vii) the Purchased Shares, the Additional Shares (if any) and the shares of Common Stock issuable upon exercise of the Warrant or on conversion of Non-Voting Stock shall have been authorized for listing on the national securities exchange on which the Common Stock issued pursuant to the Qualified IPO shall have been listed and quoted, subject to official notice of issuance;

(viii) the Seller and the Company shall have entered into the Transaction Documents (other than this Agreement) to which they are a party, which, in the case of Transaction Documents, forms of which have been attached hereto, shall not differ (including as a result of changes required by a Governmental Entity) from the forms attached hereto in a manner that is adverse in any material respect to the Company or the Investor, and, in the case of Transaction Documents, the terms of which have been described in exhibits attached hereto (and for which no form of agreement is attached), shall include terms that do not differ (including as a result of changes required by a Governmental Entity) from the terms attached hereto in a manner that is adverse in any material respect to the Company or the Investor;

(ix) the Seller and the Company shall have effected the transfer of the Business and all of the Company Subsidiaries from the Seller to the Company as described in the Registration Statement (the “Restructuring”);

(x) the invested asset portfolio of the Company Subsidiaries as of the Pricing Date complies with Schedule 1.5(c)(x);

(xi) the unaudited pro forma financial statements of the Business at and for the year ended December 31, 2009 included in the Company’s registration statement on Form S-1 (No. 333-162918), as amended and declared effective by the SEC shall reflect that, on a pro forma basis, (1) the net income (excluding the amount of “Realized investment losses and gains, including OTTI” set forth in such statements) shall be at least $150,000,000, (2) there shall be no indebtedness for borrowed money other than the Citi Note, (3) there shall be no net deferred tax liabilities, prior to giving effect to any election under 338(h)(10) under the Code, (4) the total stockholders’ equity (excluding (I) net unrealized gains and losses calculated in accordance with FAS 115 included in “Accumulated other comprehensive income, net of income taxes”, (II) 80% of the cumulative translation adjustment associated with the translation of all balance sheet items denominated in non-U.S. currency at the exchange rates in effect as of the close of business on the date preceding such translation, net of unrealized gains and losses on currency derivatives (hedges), and (III) deferred tax assets) shall be greater than $1,044,220,000 and less than $1,169,220,000, (5) the amount included in “Due to affiliates”, minus the amount included in “Due from affiliates” shall not exceed $210,000,000 nor shall such amount be less than $190,000,000, (6) the amount set forth in the line item “intangible assets” shall be less than $81,000,000, and (7) the capital of the Company and Company Subsidiaries in the United States (other than PLIC and NBLIC) shall be greater than $125,000,000; provided that, in determining whether the conditions set forth in clauses (1) and (4) of this Section 1.5(c)(xi) shall have been satisfied, each of the financial measures described above shall exclude any pro forma adjustments related to all equity grants or awards (including any awards or equity interests in replacement of, or resulting from the conversion or rollover of, equity awards from Citigroup and any acceleration of any equity grants or awards) in connection with the Qualified IPO or the transactions contemplated by this Agreement; and

(xii) since the date of this Agreement, there shall not have been any circumstance, effect, event or change that, individually or in the aggregate, has, or would reasonably be expected to have, a Legal Material Adverse Effect on the Company.

(d) For the avoidance of doubt, each condition set forth in Section 1.5 that is required to be fulfilled at or prior to the Launch Date or Pricing Date, as applicable, which has been fulfilled (or waived) on or prior to such date shall be deemed to be fulfilled (or waived) for all purposes of this Agreement as of the Closing.

(e) “Material Adverse Effect” means:

(i) with respect to the Company, any circumstance, effect, event or change that, individually or in the aggregate, has a material adverse effect on the financial condition, results of operations or business of the Company and its subsidiaries (after giving effect to the Restructuring) (the “Company Subsidiaries”) taken as a whole, including the business of the Company and the Company Subsidiaries as described in the Registration Statement (the “Business”) taken as a whole; provided, however, that Material Adverse Effect shall not be deemed to include any event or change to the extent resulting from, arising out of or relating to (A) any changes in general business, industry, political or regulatory conditions, (B) any changes in applicable Law, (C) any changes, after the date of this Agreement, in U.S. generally accepted accounting principles, SAP (as defined herein ) or any applicable foreign regulatory accounting rules, (D) general changes in the economy, financial or capital markets, including changes in interest or currency rates, (E) any outbreak or escalation of hostilities or acts of war or terrorism, (F) the public announcement of this Agreement or the transactions contemplated hereby or by the other Transaction Documents, (G) any action taken by Investor or any of its Affiliates, (H) compliance with the terms of, or the taking of any action required by, this Agreement or the Transaction Documents or any action taken, or failure to take action, or other changes or events to which the Investor has consented in writing, in each of the cases of the foregoing clauses (A), (B), (C), (D) or (E), unless such circumstances, effects, events or changes have a materially disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, relative to other industry participants; and

(ii) with respect to the Seller or the Investor, any circumstance, effect, event or change that, individually or in the aggregate, would materially impede the ability of Seller or the Investor, respectively, to consummate the transactions contemplated hereby or by the other Transaction Documents.

(f) “Legal Material Adverse Effect” means a Material Adverse Effect on the Company; provided that clauses (A) and (B) in the proviso of the definition of “Material Adverse Effect” shall not apply and shall not act as exclusions in determining whether such Material Adverse Effect has occurred, so long as such circumstances, effects, events or changes in such clauses (A) and (B) have had a disproportionate effect on the Company and the Company Subsidiaries, taken as a whole, relative to other industry participants.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1 Disclosures. “Previously Disclosed” means (a) with regard to any party, information set forth on its Disclosure Letter corresponding to the provision of this Agreement to which such information relates; provided that such information shall also apply to any other provision of this Agreement if the applicability of such disclosure is reasonably apparent; and (b) with regard to the Company and the Company Subsidiaries, in addition to the information referred to in clause (a), information publicly disclosed by the Company in its registration statement on Form S-1 (No. 333-162918), as amended and filed with the SEC on or prior to the date hereof (the “Registration Statement”) (excluding any (i) forward-looking or predictive disclosures set forth in, or potential or contingent results in, any risk factor section or section relating to forward-looking statements and (ii) disclosures of a matter, circumstance, effect, event, or change that, individually or in the aggregate, is or would reasonably be expected to result in a Legal Material Adverse Effect).

Section 2.2 Representations and Warranties of the Seller. Except as Previously Disclosed, the Seller represents and warrants to the Investor as follows:

(a) Organization and Authority. Each of the Seller and the Company has been duly incorporated and is existing as a corporation in good standing under the laws of the state of its incorporation, with the requisite corporate power and authority to own, lease and operate its properties and conduct its business (and, in the case of the Company upon consummation of the Restructuring, the Business) in all material respects, and each of the Seller and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Seller or the Company, respectively. The Company has furnished to the Investor true, correct and complete copies of the Company’s certificate of incorporation and bylaws as amended through the date of this Agreement.

(b) Authorization. This Agreement has been duly authorized, executed and delivered by the Seller, the Seller’s Affiliate and the Company, as applicable. Each of the Seller, the Seller’s Affiliates or the Company, to the extent it is or will be a party to any Transaction Document, (i) has the requisite corporate power and authority to execute and deliver this Agreement and, as of the Closing Date, shall have such power and authority to execute and deliver each such Transaction Document; and (ii) has duly taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and as of the Closing Date, shall have duly taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and such other Transaction Documents and the consummation of the transactions contemplated hereby and thereby. With respect to each of the Seller, the Seller’s Affiliates or the Company, this Agreement constitutes (assuming the due authorization, execution and delivery of the other parties hereto), and each of the other Transaction Documents to which such party is named as a party will constitute as of the Closing Date, upon the execution and delivery thereof by such party (assuming the due authorization, execution and delivery of the other parties thereto), valid and binding obligations of such party enforceable against such party in accordance with each of their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law).

(c) Consents. No consent, approval, authorization, or order of, or filing with, any governmental or regulatory federal, state, local and foreign authority, agency, court, commission or other entity, including any stock exchange or other self-regulatory organization (collectively, “Governmental Entities”) is required in connection with the sale of the Securities, the Restructuring, the Qualified IPO and consummation of the transactions contemplated by the Transaction Documents, except (A) the Regulatory Approvals, (B) the filing with the SEC, and declaration of effectiveness under the Securities Act, of the Registration Statement, (C) compliance with and filings under the HSR Act, (D) such consents, registrations, declarations, notices or filings as are required to be made or obtained under the securities or “blue sky” laws of various states in connection with the Qualified IPO, (E) filings with the New York Stock Exchange (collectively, the “Required Approvals”) and (F) such other immaterial consents, approvals, authorizations, orders or filings, the failure of which to be obtained or made would not, individually or in the aggregate, reasonably be expected to materially impede the Seller’s or the Company’s ability to consummate the transactions contemplated hereby or by the Transaction Documents.

(d) No Conflicts. Assuming the Required Approvals are filed and obtained, as applicable, the sale of the Securities in accordance with the terms of this Agreement, the Restructuring, the Qualified IPO and consummation of the transactions contemplated by the

Transaction Documents to which the Investor is a party will not result in a material breach of, violation of or imposition of any Lien upon any material property or assets of the Business, the Company or any of the Company Subsidiaries pursuant to any of the terms and provisions of, or constitute a material violation of or default under, give rise to a right of termination or cancellation or the creation or acceleration of any obligation or to the loss of any benefit under, (i) any statute, any rule, regulation or order of any Governmental Entity having jurisdiction over the Seller, the Business, the Company or any of the Company Subsidiaries or any of their respective properties, (ii) any material agreement or instrument with a third party to which the Company or any of the Company Subsidiaries is a party or to which the Seller is a party or by which the Company or any of the Company Subsidiaries is bound or to which any of the material properties of the Business, the Company or any of the Company Subsidiaries is subject or (iii) the certificate of incorporation or by-laws of the Seller, the Company or any of the Company Subsidiaries.

(e) Title to the Securities. As of the Closing, the Seller will have good and marketable title (beneficially and of record) to all of the Securities, free and clear of any encumbrances whatsoever (except for restrictions on transfer pursuant to this Agreement or the Warrant Certificate which arise under applicable federal and state securities Laws), and the Company will have validly issued the Warrant to the Seller. As of the Closing, none of the Securities shall be subject to any outstanding option, warrant, call, or similar right of any other Person to acquire the same, and none of the Securities will be subject to any restriction on transfer thereof except for restrictions imposed by applicable federal and state securities Laws or by the express terms of this Agreement or the Warrant Certificate. At the Closing, the Seller will convey to the Investor good and marketable title to the Securities, each free and clear of any encumbrances whatsoever, other than restrictions on transfer pursuant to this Agreement or the Warrant Certificate which arise under applicable federal and state securities Laws and encumbrances resulting from acts, events or circumstances within the control of the Investor.

(f) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 1,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which no shares are outstanding and (ii) 1,000 shares of Common Stock, of which 100 shares are outstanding. Following the Qualified IPO, the number of authorized shares of Common Stock, Non-Voting Stock and Preferred Stock shall be as set forth in the certificate of incorporation and by-laws of the Company in effect as of the Closing of the Qualified IPO, and the number of outstanding shares of Common Stock, Non-Voting Stock and Preferred Stock and the number of shares of Common Stock relating to equity awards (other than equity awards to be issued in replacement of unvested awards of Citigroup equity) to be granted under the Incentive Plan as of the Pricing Date shall be as set forth in the final prospectus that shall have been filed with the SEC pursuant to Rule 424(b) of the Securities Act; provided that the outstanding shares of Preferred Stock shall not have an aggregate liquidation preference (or, to the extent that the fair market value of such Preferred Stock, if any, on or prior to the Pricing Date is lower than its liquidation preference, an aggregate fair market value) in excess of the greater of $10,000,000 or 1% of the value of the then-outstanding equity securities of the Company and shall have been issued otherwise in compliance with Section 3.5(c). As of the date of this Agreement, there are no outstanding options to purchase shares of Common Stock or other equity awards relating to shares of Common Stock under the Benefit Plans. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the shares of capital stock of the Company were issued in violation of preemptive or other similar rights of any stockholder. Except as contemplated by this Agreement, the Qualified IPO or the Transaction Documents, no equity security of the Company is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of the Company, and there are no contracts, commitments, understandings or arrangements by which the Company is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock.

(g) Financial Statements.

(i) (A) The historical financial statements and schedules contained in the Registration Statement (the financial statements described in this clause (A), the “Pre-Signing Historical Financial Statements”) present fairly in all material respects the financial position of the Business and prior to the Qualified IPO and the other transactions contemplated by the Transaction Documents, as of their respective dates shown, and its results of operations and cash flows for the respective periods shown, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such historical financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, and (B) when available, the historical financial statements and schedules at and for the year ended December 31, 2009, and at and for any subsequent interim period(s) that may be included in the Company’s Registration Statement, as amended, at the time it is declared effective by the SEC (the financial statements described in this clause (B), the “S-1 Historical Financial Statements”), will present fairly in all material respects, the financial position of the Business and prior to the Qualified IPO and the other transactions contemplated by the Transaction Documents, as of their respective dates shown, and its results of operations and cash flows for the respective periods shown, will comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such historical financial statements will be prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis, except, in each of cases (A) and (B), (i) to the extent expressly provided in the notes to such financial statements and (ii) any unaudited interim financial statements are subject to year-end adjustments that are not material to the Business. The S-1 Historical Financial Statements shall be prepared on a basis consistent with the Pre-Signing Historical Financial Statements and using the same accounting principles. The books and records of the Business are true and correct in all material respects and accurately present the information therein and have been, and are being, maintained in all material respects in accordance with generally accepted accounting principles and any other applicable legal, Tax and accounting requirements, as applicable, on a consistent basis and reflect only actual transactions, except as disclosed in the notes to the S-1 Historical Financial Statements.

(ii) When available, the unaudited pro forma balance sheet of the Business and the unaudited pro forma statement of operations of the Business that will be included in the Company’s Registration Statement as amended, at the time it is declared effective by the SEC (the “Pricing Date Pro Forma Financial Statements”), will present fairly in all material respects the financial position of the Company and the Company Subsidiaries, giving effect to the Qualified IPO and the other transactions contemplated by the Transaction Documents and to the other transactions described in the Registration Statement under the caption “Pro Forma Combined Financial Statements” (except to the extent expressly provided in the notes and the introductory language to the Pricing Date Pro Forma Financial Statements), as of their respective date(s) shown and its results of operations for the respective period(s) shown, in each case, as if the Qualified IPO and such other transactions occurred on the balance sheet date, with respect to the pro forma balance sheet, and on the first date of the fiscal period presented, with respect to the pro forma statement of operations. Such pro forma financial statements shall comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X, and the pro forma adjustments will have been properly applied to the historical amounts in the compilation of such unaudited pro forma financial statements. The pro forma adjustments included in the Pricing Date Pro Forma Financial Statements (including those that appear in the notes thereto and the introductory language to the Pricing Date Pro Forma Financial Statements) (A) will be prepared on a consistent basis with the pro forma adjustments included in the September Pro Forma Financial Statements (including those that appear in the notes thereto and the introductory language to the Pricing Date Pro Forma Financial Statements), and (B) will only contain adjustments of the nature and type that were included in the September Pro Forma Financial Statements (including those that appear in the notes thereto and the introductory language to the September Pro Forma Financial Statements), except, in each of cases (A) and (B), for any change, revision or adjustment to the September Pro Forma Financial Statements (or to subsequently issued pro forma financial statements included in filings of the Registration Statement prior to the filing of the Pricing Date Pro Forma Financial Statements) that arise or result from any (X) inquiry, question or comment from the Staff of the SEC, (Y) changes in estimates or assumptions that were reasonable when originally made and were applied in good faith or (Z) changes in the commercial terms of the transactions contemplated by the Transaction Documents described in the Registration Statement (to the extent such changes do not violate the terms of this Agreement).

(iii) The unaudited pro forma balance sheet of the Business and the unaudited pro forma statement of operations of the Business included in the Registration Statement (the “September Pro Forma Financial Statements”) give effect to the transactions contemplated by the Transaction Documents and described in the Registration Statement under the caption “Pro Forma Combined Financial Statements” (except to the extent expressly provided in the notes and the introductory language to such financial statements), as of September 30, 2009, and for the nine-month period ended September 30, 2009, as if such transactions occurred on September 30, 2009, with respect to the pro forma balance sheet, and as of January 1, 2009, with respect to the pro forma statement of operations. The September Pro Forma Financial Statements comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X, and the pro forma adjustments have been properly applied to the historical amounts in the compilation of the September Pro Forma Financial Statements. Notwithstanding the foregoing, the representations set forth in this Section 2.2(g)(iii)

shall include an exception for any change, revision or adjustment to the September Pro Forma Financial Statements (or to subsequently issued pro forma financial statements to be included in future filings of the Registration Statement) that arise or result from any (X) inquiry, question or comment from the Staff of the SEC, (Y) changes in estimates or assumptions that were reasonable when originally made and were applied in good faith or (Z) changes in the commercial terms of the transactions contemplated by the Transaction Documents and described in the Registration Statement (to the extent such changes do not violate the terms of this Agreement).

(iv) Schedule 2.2(g)(iv) sets forth, under the column heading entitled “Actual”, unaudited balance sheet information of the Business and unaudited statement of income information of the Business at and for the year ended December 31, 2009 (the “Draft YE Financial Information”). The unaudited Draft YE Financial Information has been derived from the accounting books and records of the Business and remains subject to audit adjustments. To the knowledge of the Company, the Draft YE Financial Information presents fairly in all material respects the financial position of the Business as of December 31, 2009 and results of operations of the Business, for the year ended December 31, 2009 prior to the Qualified IPO and the other transactions contemplated by the Transaction Documents. The unaudited Draft YE Financial Information has been prepared on a consistent basis with the combined financial statements included in the Registration Statement (A) at and for the nine-months ended September 30, 2009, and (B) at and for the year ended December 31, 2008 (collectively, the “Reference Financials”), except for any changes (X) resulting from changes in GAAP or changes in accounting policies, principals and/or estimates, in each case, as described in the notes to the Reference Financials or (Y) as set forth on Schedule 2.2(g)(iv).

(v) Schedule 2.2(g)(v) sets forth, under the column heading entitled “S-1 Pro Forma”, unaudited pro forma balance sheet information of the Business and unaudited pro forma statement of operations information of the Business at and for the year ended December 31, 2009 (the “Draft YE Pro Forma Financial Information”) giving effect to the transactions contemplated by the Transaction Documents and the other transactions described in the Registration Statement under the caption “Pro Forma Combined Financial Statements” (except to the extent expressly provided in the notes and the introductory language to such financial statements), as if the Qualified IPO and such other transactions occurred on December 31, 2009, with respect to the pro forma balance sheet information, and as of January 1, 2009, with respect to the pro forma statement of operations information. The pro forma adjustments included in the Draft YE Pro Forma Information have been prepared on the same basis as the September Pro Forma Financial Statements. The Draft YE Pro Forma Financial Information comply as to form in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X, and the pro forma adjustments will have been properly applied to the historical amounts in the compilation of the Draft YE Pro Forma Financial Information. Notwithstanding the foregoing, the representations set forth in this Section 2.2(g)(v) shall include an exception for any change, revision or adjustment to the Draft YE Pro Forma Financial Information (or to subsequently issued pro forma financial statements to be included in future filings of the Registration Statement) that arise or result from any (W) changes set forth on Schedule 2.2(g)(w), (X) inquiry, question or comment from the Staff of the SEC, (Y)

changes in estimates or assumptions that were reasonable when originally made and applied in good faith, or (Z) changes in the commercial terms of the transactions contemplated by the Transaction Documents and described in the Registration Statement (to the extent such changes do not violate the terms of this Agreement).

(vi) Schedule 2.2(g)(vi) sets forth (A) the audited statutory balance sheet and income statement of each of Primerica Life Insurance Company (“PLIC”), National Benefit Life Insurance Company (“NBLIC”) and Primerica Life Insurance Company of Canada at and for the years ended December 31, 2006, December 31, 2007 and December 31, 2008, and (B) when available and as filed with appropriate regulatory authorities, the unaudited statutory balance sheet and income statement of each such Company Subsidiary at and for the year ended December 31, 2009. These financial statements present (or will present) fairly in all material respects the financial position of the applicable Company Subsidiary as of their respective dates and their results of operations for the periods and have been (or will be) prepared in conformity with the accounting procedures and practices prescribed or permitted from time to time by the National Association of Insurance Commissioners and Canada’s Office of the Superintendent of Financial Institutions, as applicable, adopted, permitted or promulgated by the respective jurisdictions of domicile of the respective Company Subsidiaries and applied on a consistent basis (“SAP”), subject to year-end audit adjustments that are not material to each of PLIC and NBLIC, as applicable.

(h) Registration Statement. The Registration Statement and each free writing prospectus used by the Seller, the Company, or by any of their respective agents or representatives with the permission of the Seller or the Company, conforms in all material respects to the applicable requirements of the Securities Act, and the rules and regulations of the SEC thereunder, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except to the extent that information was purposely left blank or omitted by the Company to be included in a later amendment to the Registration Statement as permitted by the Securities Act and the rules and regulations of the SEC thereunder).

(i) Absence of Certain Changes. (A) Since the date as of which information is given in the Registration Statement and except as contemplated by the Registration Statement and by the Citi Note, there has not been any material increase in the long-term debt of the Company and the Company Subsidiaries and, except as provided by this Agreement or the Transaction Documents, the businesses contemplated to be conducted by the Company and the Company Subsidiaries have been conducted in the ordinary course of business consistent with past practice in all material respects, (B) since December 31, 2009 until the date hereof, none of the Company or any Company Subsidiary has declared or paid any dividend or distribution to any holder of its capital stock or other equity interests (other than any cash dividend or distribution from a wholly owned Company Subsidiary to another wholly owned Company Subsidiary or the Company), and (C) from the date of the last audited financial statements included in the Registration Statement until the date hereof, there has been no circumstance, effect, event or change that, individually or in the aggregate, has, or would reasonably be expected to have, a Material Adverse Effect on the Company or a Legal Material Adverse Effect on the Company.

(j) Company Subsidiaries. The Company has delivered to the Investor a true, complete and correct list of all of the Company Subsidiaries. As of the Closing after giving effect to the Restructuring, all shares of the outstanding capital stock of each such Company Subsidiary will be owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (“Liens”) (other than restrictions on transfer which arise under applicable Law). All of the issued shares of capital stock of each Company Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable. None of the shares of capital stock of the Company Subsidiaries were issued in violation of preemptive or other similar rights of any stockholder. Except for transfers to effect the Restructuring or as expressly provided in this Agreement or the Transaction Documents, no equity security of any of the Company Subsidiaries is or may be required to be issued by reason of any option, warrant, scrip, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Company Subsidiary, and, other than statutory rights of regulators to acquire or obtain control of insurance entities, none of which rights have been exercised, there are no contracts, commitments, understandings or arrangements by which any Company Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Each Company Subsidiary has been duly organized and is validly existing as a corporation or other entity in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or other power and authority to own, lease and operate its properties and to conduct its business in all material respects and is duly qualified as a foreign corporation or other entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except in respect of the Company Subsidiaries, the Company will not own beneficially, directly or indirectly, as of the Pricing Date, more than 5% of any class of equity securities or similar interests of any corporation, association, business entity or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture.

(k) Description of Capital Stock. The statements set forth in the Registration Statement, under the caption “Description of Capital Stock,” insofar as they are descriptions of contracts, agreements or other legal documents or describe the applicable statutes, rules and regulations, constitute an accurate summary of the matters set forth therein in all material respects.

(l) Investment Company. Neither the Company nor any Company Subsidiary is or, after giving effect to the offering and sale of the Securities and Qualified IPO and the application of the proceeds thereof, will be, an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”). Neither the Company nor any of the Company Subsidiaries is required to register as an investment adviser under the Investment Advisers Act of 1940, as amended.

(m) Litigation. There are no pending actions, suits or proceedings against or affecting the Business or the Company or any of its properties that, if determined adversely, would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, and no such actions, suits or proceedings are, to the Company’s knowledge, threatened.

(n) Labor Relations. No labor disputes with or organizing activities by the employees or independent contractors of the Business, the Company or any of the Company Subsidiaries exist or, to the knowledge of the Company, are imminent that would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Employees of the Business, the Company and the Company Subsidiaries are not represented by any labor union nor are any collective bargaining agreements otherwise in effect with respect to such employees. The Business has properly classified each person who the Business, the Company or the Company Subsidiaries treats as an independent contractor or another non-employee status for any purpose (including for purposes of taxation and tax reporting and under Benefit Plans), except for improper classifications that would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Except for failures, non-compliance or liabilities which would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company, (i) all employees of the Business, the Company and the Company Subsidiaries have proper work authorizations and are properly classified as exempt or non-exempt (or similar classification in applicable foreign jurisdictions), where applicable, and (ii) each of the Business, the Company and the Company Subsidiaries is in compliance with all applicable laws relating to employment and employment practices, terms and conditions of employment, wages and hours and affirmative action.

(o) Compliance. None of the Business, the Company nor any of the Company Subsidiaries is in (A) violation or default of any provision of its certificate of incorporation or by-laws, (B) material violation or default of any of the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (C) material violation or default of any statute, law, rule, regulation, judgment, order or decree of any Governmental Entity applicable to or having jurisdiction over the Business, the Company or such Company Subsidiary or any of its properties, as applicable. Except as contemplated by the Transaction Documents, no Governmental Entity has placed any restriction on the business or properties of the Business that would materially interfere with the conduct of the Business as it is currently proposed to be conducted. Except for routine examinations by insurance regulatory authorities, as of the date of this Agreement, no material investigation or supervisory action by any Governmental Entity with respect to the Business, the Company or any of the Company Subsidiaries is pending or, to the Company’s knowledge, threatened. To the knowledge of the Company, none of the agents, general agents, sub-agents, brokers, wholesale brokers, independent contractors, consultants, affinity groups, insurance solicitors and producers of the Business, the Company or any Company Subsidiary and other Persons and entities, including employees, that sell products for the Business, the Company or any Company Subsidiary has breached in any material respect the terms of any written agent contract with the Business, the Company or any Company Subsidiary or violated in any material respect any Law, or has failed to act in accordance with applicable legal standards in any material respect, in the sale of any products for or purportedly for any of the Business, which breach, violation or failure results in a legal or regulatory proceeding.

(p) Insurance Matters.

(i) The Registration Statement sets forth the Company Subsidiaries through which the Company conducts its insurance operations, and the states or jurisdictions where such Company Subsidiaries are domiciled or “commercially domiciled” for insurance regulatory purposes and such other states where the transactions contemplated by this Agreement will require the parties to obtain “change in control” approvals from any federal, state, local or foreign regulatory authorities of any kind (the “Regulators”).

(ii) Since January 1, 2008, all benefits claimed by any Person under any insurance contract or policy of or issued by the Business, the Company or any Company Subsidiary in force and effect as of the date hereof or at any time since January 1, 2008 (the “Insurance Contracts”) have been paid (or provision for payment thereof has been made) in accordance with the terms of the Insurance Contracts under which they arose, and such payments were not materially delinquent and were paid (or will be paid) without material fines or penalties, except for (A) any such claim for benefits for which the Company reasonably believes that there is a reasonable basis to contest payment and is taking such action or (B) such delinquencies and non-payments as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

(iii) (A) Neither the Business, the Company nor any Company Subsidiary has received any notice to the effect that any cedent or reinsurer intends to terminate or cancel any material reinsurance agreement to which the Business, the Company or any Company Subsidiary is a party or is subject (each, a “Reinsurance Agreement”); (B) the Company and each Company Subsidiary is entitled under applicable law to take full credit in its statutory financial statements for all amounts recoverable by it pursuant to any of its material Reinsurance Agreements (other than the Citi Reinsurance Agreements), and all such amounts are reflected in its statutory financial statements in accordance with SAP; and (C) no material Reinsurance Agreement contains any provision providing that the other party thereto may terminate the same by reason of the transactions contemplated by this Agreement or any other provision that would be altered or would otherwise become applicable by reason of the transactions contemplated hereby. None of the Company Subsidiaries is now or has been a party to any separate written or oral agreements with reinsurers that would under any circumstances reduce, limit, mitigate or otherwise affect any actual or potential loss to the parties under any material Reinsurance Agreement, other than the agreements and understandings that are explicitly defined in such Reinsurance Agreement.

(iv) As of the Pricing Date, the Seller, each Affiliate of the Seller that is party to any of the Citi Reinsurance Agreements, the Company and each Company Subsidiary shall be in material compliance with its obligations under the Citi Reinsurance Agreements, including the obligations related to the minimum capitalization of Prime

Reinsurance Company, Inc. and the required balances of each trust account of the reinsurers under the Citi Reinsurance Agreements, and the Company and its applicable Subsidiaries shall be entitled under applicable law to take full credit in its statutory financial statements for all amounts recoverable by it pursuant to the Citi Reinsurance Agreements.

(v) None of the Business, the Company nor the Company Subsidiaries participates in, nor is required to participate in, any material risk sharing plan, pool, joint underwriting association, or similar arrangement other than as required by applicable Law, nor has any material accrued and unreported liability or obligation with respect to assessments by or from state insurance guaranty funds.

(vi) The Seller has delivered or made available to the Investor a true and complete copy of the report, dated November 25, 2009, prepared by Milliman, Inc. (“Milliman”) and the supplemental memoranda, dated December 17, 2009, December 21, 2009 and January 27, 2010 (the “Milliman Report”). Milliman has not issued any further adjustment or errata with respect to the Milliman Report. Any historical information and data furnished to Milliman by the Seller and the Company in connection with the preparation of the Milliman Report was accurate in all material respects and was not inconsistent in any material respect with the Statutory Statements or the books and records from which such historical information and data were derived and such other information and data furnished to Milliman by the Seller and the Company in connection with the preparation of the Milliman Report, as of the date of delivery to Milliman, was believed by the Seller and the Company, as applicable, in good faith to be reasonable.

(q) Licenses; Permits. The Company and the Company Subsidiaries possess adequate certificates, licenses, authorities or permits issued by appropriate Governmental Entities necessary to conduct the Business in all material respects, and have not received any material written notice of proceedings relating to the revocation or material modification of any such certificate, license, authority or permit.

(r) Internal Control over Financial Reporting. The Business maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the U.S. Securities and Exchange Act of 1934, as amended (the “Exchange Act”) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; and (iii) access to assets is permitted only in accordance with management’s general or specific authorization. The Business’ internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting. Since the date of the latest audited financial statements included in the Registration Statement, there has been no change in the Business’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Business’ internal control over financial reporting.

(s) Environmental Matters. Neither the Business, the Company nor any of the Company Subsidiaries is in violation of any statute, rule, regulation, decision or order of any

Governmental Entity applicable to or having jurisdiction over the Business, the Company or such Company Subsidiary or any of their respective properties, as applicable, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), does not own or operate any real property contaminated with any hazardous or toxic substance that is subject to any environmental laws at levels or in quantities that could reasonably be expected to require remediation by the Company or the Company Subsidiaries, is not, to the knowledge of the Company, liable pursuant to any environmental laws for any off-site disposal of, or contamination by, any hazardous or toxic substance, and is not subject to any claim relating to any environmental laws, which violation, contamination, remediation, liability or claim, in each case, is expected to have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company; and the Company does not know of any pending investigation which might lead to such a claim.

(t) Intellectual Property. None of the Seller (with respect to the Business), the Company or any of the Company Subsidiaries has received any notice of any written claim by a third party against them alleging infringement or other violation of or conflict with any patents, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”), which (if the subject of any unfavorable decision, ruling or finding), would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The use of any Intellectual Property used by the Business, the Company or the Company Subsidiaries does not, to the knowledge of the Company, infringe on or otherwise violate the rights of any person, except for such infringement or violation as would not have or reasonably be expected to have, individually or in the aggregate, Material Adverse Effect on the Company. To the knowledge of the Company, no Intellectual Property owned or licensed by the Business, the Company or any of the Company Subsidiaries is being used or enforced in a manner that would be expected to result in the abandonment, cancellation or unenforceability of such Intellectual Property, except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Immediately after the completion of the Qualified IPO, the Company and the Company Subsidiaries will own or possess or will have the ability to acquire on reasonable terms or will otherwise have the right to use, all Intellectual Property necessary to carry on the Business as it is presently conducted in all material respects.

(u) Properties and Leases. The Company and the Company Subsidiaries do not own any real property. The Company and the Company Subsidiaries will hold as of the Pricing Date a valid and enforceable interest in all material leases, as described in the Registration Statement.

(v) Brokers and Finders. Neither the Business, the Company nor any of the Company Subsidiaries, nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Company or any Company Subsidiary, in connection with the Transaction Documents or the transactions contemplated thereby.

(w) Company Benefit Plans. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

(i) With respect to each benefit plan, program, agreement, policy, practice, or other arrangement providing benefits to any current or former employee, officer, director or other service provider of the Business, the Company or any Company Subsidiary or any beneficiary or dependent thereof that is sponsored or maintained by the Seller or the Company or any of their respective subsidiaries or to which the Seller or the Company or any of their respective subsidiaries contributes or is obligated to contribute or is party, whether or not written, including any employee welfare benefit plan within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), any employee pension benefit plan within the meaning of Section 3(2) of ERISA (whether or not such plan is subject to ERISA) and any bonus, incentive, deferred compensation, retirement, vacation, stock purchase, stock option, severance, employment, change of control, consulting, fringe benefit or other employee plan, program, agreement, arrangement or policy (each, a “Benefit Plan,” and each Benefit Plan sponsored or maintained solely by the Company and/or any Company Subsidiaries or to which the Company and/or any Company Subsidiaries are the sole corporate party, a “Company Benefit Plan”), the Company has delivered or made available to the Investor a true, correct and complete copy of: (A) if available, each writing constituting a part of each Company Benefit Plan, including all agreements, plan documents, summary plan descriptions, benefit schedules, trust agreements, and insurance contracts and other funding vehicles, in each case as most recently amended, or if such writings are not available, a summary of the material terms of such Company Benefit Plan; (B) a summary of the material terms of each Benefit Plan that is not a Company Benefit Plan (a “Seller Benefit Plan”); (C) in the case of Company Benefit Plans, the most recent determination letter from the Internal Revenue Service (“IRS”), if any; (D) in the case of Company Benefit Plans, the most recent annual report or IRS Form 5500 Series, if applicable; and (E) in the case of Company Benefit Plans, the most recent actuarial and financial reports, if applicable. Section 2.2(w)(i) of the Disclosure Letter sets forth a separate list of each Company Benefit Plan and each material Seller Benefit Plan; provided that, with respect to any material individual agreements with the Company’s independent sales agents, Section 2.2(w)(i) of the Disclosure Letter lists the form of each such agreement.

(ii) The Company and the Company Subsidiaries have complied and are now in compliance in all material respects with the provisions of ERISA and the Code and applicable law, and each Company Benefit Plan has been administered in all material respects in accordance with its terms. No Company Benefit Plan is subject to Title IV or Section 302 of ERISA or Section 412 or 4971 of the Code. The IRS has issued a favorable determination letter with respect to each Benefit Plan that is intended to be qualified within the meaning of Section 401(a) of the Code (“Qualified Plans”) and the related trust that has not been revoked, and there are no circumstances and no events have occurred that could adversely affect the qualified status of any Qualified Plan or the related trust.

(iii) All contributions required to be made to any Company Benefit Plan by applicable law or regulation or by any plan document, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan have been timely made or paid in full, or to the extent not required to be made or paid but required to be accrued, have been reflected in the financial statements described in Section 2.2(g) in accordance with generally accepted account principles. There is not now, nor do any circumstances exist that are likely to give rise to, any requirement for the posting of security with respect to a Company Benefit Plan or the imposition of any lien on the assets of the Business, the Company or any Company Subsidiary under ERISA or the Code.

(iv) Each Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code and any award thereunder, in each case that is subject to Section 409A of the Code, has been operated in compliance in all material respects with Section 409A of the Code and the regulations and guidance issued thereunder.

(v) Neither the Company nor any Company Subsidiary has ever sponsored or contributed to a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA (a “Multiemployer Plan”) or a plan that has two or more contributing sponsors at least two of whom are not under common control, within the meaning of Section 4063 of ERISA (a “Multiple Employer Plan”). There does not now exist, nor do any circumstances exist that would reasonably be expected to result in any liability to the Company or any Company Subsidiary (A) under Title IV or Section 302 of ERISA, (B) under Sections 412 and 4971 of the Code and (C) as a result of a material failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code. Without limiting the generality of the foregoing, neither the Company nor any Company Subsidiary or any entity, trade or business, whether or not incorporated, which together with the Business, the Company or the Company Subsidiaries would be deemed a “single employer” within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code has engaged in any transaction described in Section 4069 or Section 4204 or 4212 of ERISA.

(vi) Neither the execution and delivery of the Transaction Documents nor the consummation of the transactions contemplated thereby (either alone or in conjunction with any other event) will (A) result in any material payment (including severance, unemployment compensation, “excess parachute payment” (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any current or former employee, officer, director or other service provider of the Business, the Company or any Company Subsidiary from the Business, the Company or any Company Subsidiary under any Benefit Plan, (B) materially increase any benefits otherwise payable to any such individuals from the Business, the Company or any Company Subsidiary under any Benefit Plan, (C) result in any acceleration of the time of payment or vesting of any benefits under any Benefit Plan, (D) require the funding or increase in the funding of any Benefit Plan or (E) result in any limitation on any right of the Company or any Company Subsidiary to amend, merge, terminate or receive a reversion of assets from any Benefit Plan or related trust.

(x) Taxes. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

(i) Each of the Company and the Company Subsidiaries has filed all federal, state, county, local and foreign Tax Returns required to be filed by it and all such filed Tax Returns are, true, complete and correct, and paid all Taxes required to be paid by it and no Taxes owed by it or assessments received by it are delinquent. The federal income Tax Returns of the Company and the Company Subsidiaries domiciled in the United States for the fiscal year ended 2002 and of the Company Subsidiaries domiciled in Canada for the fiscal year ended 2003, and for all fiscal years prior thereto, are for the purposes of routine audit by the appropriate Governmental Entity closed, and no claims for net additional Taxes for such fiscal years are pending. Neither the Company nor any Company Subsidiary has waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case that is still in effect, or has pending a request for any such extension or waiver. Neither the Company nor any Company Subsidiary is a party to any pending action or proceeding, nor to the Company’s knowledge is any such action or proceeding threatened in writing by any Governmental Entity, for the assessment or collection of Taxes on the Company and no issue has been raised by any federal, state, local or foreign Taxing authority in connection with an audit or examination of the Tax Returns of the Company or any Company Subsidiary which has not been settled, resolved and fully satisfied, or adequately reserved for.

(ii) Each of the Company and the Company Subsidiaries has withheld and paid all Taxes that it is required to withhold from amounts owing to employees, creditors or other third parties. Neither the Company nor any Company Subsidiary (x) has been informed in writing by any jurisdiction that the jurisdiction believes that the Company or any Company Subsidiary was required to file any Tax return that was not filed and (y) has not filed such return prior to the date of this Agreement.

(iii) Neither the Company nor any Company Subsidiary has entered into any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2), or any other transaction requiring disclosure under analogous provisions of state, local or foreign law. Neither the Company nor any Company Subsidiary has liability for the Taxes of any person other than the Company or any Company Subsidiary under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law).

(iv) Each of the Company Subsidiaries that is regulated under applicable state law as a life insurance company, or that issues, assumes, has modified, has exchanged, administers or sells insurance contracts, qualifies as a life insurance company for purposes of the Code and has, for all taxable years, been subject to taxation under Part I of Subchapter L of the Code. None of the Company Subsidiaries that is regulated under applicable state law as a life insurance company has a policyholder surplus account within the meaning of Section 815 of the Code. Each insurance contract issued by a domestic Company Subsidiary to a holder that is a United States person within the meaning of Section 7701 of the Code (i) provides, and since the date of issuance has provided, the holder, owner or beneficiary thereof with treatment under the Code no less favorable than the treatment that was (A) described in marketing materials or other written communication provided to the purchaser or holder thereof or (B) to the extent not otherwise described in written marketing materials provided to the purchaser thereof, customary for that type of insurance contract at the time of issuance and (ii) complies with, and since the date of issuance has complied with, the requirements applicable to such insurance contract under the provisions of the Code relating to such contracts including, but not limited to, Sections 72, 79, 101, 104, 105, 106, 125, 130, 401, 403, 408, 408A, 419, 419A, 457, 817, 817A, 818, 1035, 1275, 7702, 7702A, and 7702B of the Code, as may be applicable. No insurance contract issued by the Company or a Company Subsidiary to a holder that is a United States person within the meaning of Section 7701 of the Code constitutes a modified endowment contract within the meaning of Section 7702A of the Code (a “MEC”), except for those insurance contracts with respect to which the holder has been informed in writing of, and consented in writing to, MEC status.

(v) For the purpose of this Agreement, the term “Tax” (including, with correlative meaning, the term “Taxes”) shall mean (1) any and all domestic or foreign, federal, state, local or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity, including taxes on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, unemployment, social security, workers’ compensation or net worth, and taxes in the nature of excise, withholding, ad valorem or value added, and (2) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (1).

(vi) For the purpose of this Agreement, the term “Tax Return” shall mean all federal, state, local and foreign Tax returns, declarations, statements, reports, schedules, forms and information returns and any amended Tax Return relating to Taxes.

(y) Material Contracts. The Company has Previously Disclosed, provided or made available to the Investor true, correct and complete copies of each contract or agreement in effect as of the date hereof to which (i) the Seller, an Affiliate of the Seller, the Company or a Company Subsidiary is a party or subject, which is an agreement pursuant to which the Business, the Company or any Company Subsidiary distributes or sells any financial, loan, mortgage, mutual fund, insurance or other financial product on behalf of a third party, in each case, generating revenues in excess of $3,000,000 in 2009 or (ii) the Company or any Company Subsidiary is a party or subject and which is a “material contract” within the meaning of Item 601(b)(10) of Regulation S-K (each, a “Company Significant Agreement”). Each of the Company Significant Agreements is, or will be at the Pricing Date (assuming it is valid and binding on the other parties thereto), valid and binding on the applicable Affiliate of the Seller, the Company and the Company Subsidiaries, as applicable, and in full force and effect; the Seller, the applicable Affiliate of the Seller, the Company or the applicable Company Subsidiary, is in all material respects in compliance with and has in all material respects performed all material obligations required to be performed by it to date under each Company Significant

Agreement; and neither the applicable Affiliate of the Seller, the Company nor any of the Company Subsidiaries knows of, or has received notice of, any material violation or default (or any condition which with the passage of time or the giving of notice would cause such a violation of or a default) by any party under any Company Significant Agreement. No party to any Company Significant Agreement has, to the knowledge of the Company, threatened to exercise any early termination right under, has attempted to renegotiate the terms of, or has indicated that it does intend to renew, any of the Company Significant Agreements. The Company has Previously Disclosed all material transactions, or series of related transactions, agreements, arrangements or understandings in effect as of the date hereof that relate to the Business, between the Company or any Company Subsidiaries, on the one hand, and the Seller (or any of its Affiliates (other than the Company or any of the Company Subsidiaries)) or any current or former director or executive officer of the Seller, the Company or any Company Subsidiaries or any person who beneficially owns 5% or more of the Common Shares (or any of such person’s immediate family members or affiliates) (other than Company Subsidiaries), on the other hand.

(z) Anti-Takeover. The Board of Directors of the Company (the “Board of Directors”) has taken all necessary actions so that the restrictions on business combinations set forth in Section 203 of the Delaware General Corporation Law and any other similar applicable law are not applicable to the Transaction Documents and the transactions contemplated hereby and thereby, including the exercise of all rights and powers of the Investor as holders of Common Shares, the full exercise of the Warrant and all rights to acquire additional Common Shares under Section 4.3 (subject to the limitations and restrictions set forth in this Agreement).

(aa) Ratings Agencies. None of the Seller (with respect to the Business), the Company, PLIC or NBLIC has experienced, or has been notified or knows that PLIC or NBLIC is likely to experience, a downgrade of more than two categories in its respective financial strength rating or any downgrade of more than two categories in its respective rating or the rating of any of its debt securities or preferred stock ratings by either S&P or A.M. Best.

(bb) Disclaimer. It is the explicit intent of the parties that the Seller is not making to the Investor any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including any implied warranty or representation as to the value, condition, merchantability or suitability as to any of the Business’ assets.

Section 2.3 Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Seller and the Company that:

(a) Organization and Authority. The Investor has been duly organized and is existing as a limited partnership in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to own, lease and operate its properties and conduct its business in all material respects; and the Investor is duly qualified to do business and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or to be in good standing would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Investor.

(b) Authorization. This Agreement has been duly authorized, executed and delivered by the Investor. The Investor (i) has the requisite partnership power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and (ii) has duly taken all necessary partnership action to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes (assuming the due authorization, execution and delivery of the other parties hereto) a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganizations or similar laws affecting creditors generally or by general equitable principles (whether applied in equity or at law).

(c) Consents. No consent, approval, authorization, or order of, or filing with, any Governmental Entity is required in connection with the purchase of the Securities or the execution, delivery and performance by the Investor of this Agreement or in connection with the transactions contemplated hereby, except (A) the Required Approvals applicable to the Investor and (B) such other immaterial consents, approvals, authorizations, orders or filings, the failure of which to be obtained or made would not materially impair or materially delay the Investor’s ability to consummate the transaction contemplated hereby.

(d) No Conflicts. Assuming the Required Approvals are filed or obtained, as applicable, the purchase of the Securities in accordance with the terms of this Agreement will not result in a material breach of, violation of or imposition of any Lien upon any material property or assets of the Investor pursuant to any of the terms and provisions of, constitute a material violation or default under, or give rise to a right of termination or cancellation or the creation or acceleration of any obligation or to the loss of any benefit under, (i) any statute, any rule, regulation or order of any Governmental Entity having jurisdiction over the Investor or any of its properties, (ii) any material agreement or instrument to which the Investor is a party or (iii) by which the Investor is bound or to which any of the material properties of the Investor is subject or the certificates of limited partnership or partnership agreements of the Investor.

(e) Purchase for Investment. The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws. The Investor (i) is acquiring the Securities pursuant to an exemption from registration under the Securities Act solely for investment with no present intention to distribute any of the Securities to any person, (ii) will not sell or otherwise dispose of any of the Securities, except in compliance with the transfer restrictions set forth in Section 4.2 and subject to Section 3.6 and Section 4.5 and the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws, (iii) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Securities and of making an informed investment decision and (iv) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act).

(f) Financial Capability. The Investor will have available funds necessary to consummate the transactions contemplated hereby on the terms and conditions contemplated by this Agreement.

(g) Brokers and Finders. Except as set forth in Section 2.3(g) of the Investor’s Disclosure Letter, neither the Investor nor any of its agents or employees has employed any broker or finder or incurred any liability for any financial advisory fees, brokerage fees, commissions or finder’s fees, and no broker or finder has acted directly or indirectly for the Investor, in connection with the Transaction Documents or the transactions contemplated hereby and thereby.

(h) Litigation. There are no pending actions, suits or proceedings against or affecting the Investor or any of its properties that, if determined adversely, would have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Investor, and no such actions, suits or proceedings are, to the knowledge of the Investor, threatened.

(i) Compliance with Law. Except as would not reasonably be expected to have a Material Adverse Effect on the Investor, (i) the Investor is in compliance with all applicable Laws relating to or affecting its businesses and (ii) the Investor has not received any written or oral notice from any Governmental Entity that alleges any noncompliance (or that the Investor or any of its Affiliates is under any investigation by any such Governmental Entity for such alleged noncompliance) with any Law relating to the Investor’s businesses.

ARTICLE III

COVENANTS

Section 3.1 Filings; Qualified IPO.

(a) Filings.

(i) Each of the Investor, the Seller and the Company will cooperate and consult with the other and use reasonable best efforts to prepare and file all necessary documentation, as promptly as practicable, to effect all necessary applications, notices, petitions, filings and other documents, and to obtain all necessary permits, consents, orders, approvals and authorizations of, or any exemption by, all third parties and Governmental Entities, and expiration or termination of any applicable waiting periods, necessary or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Documents and to perform covenants contemplated by this Agreement and the other Transaction Documents. Each party shall execute and deliver both before and after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement such transactions or to evidence such events or matters. Without limiting the foregoing, as promptly as practicable after the date of this Agreement (but in no event later than five business days after the date of this Agreement), (i) if and to the extent required under the HSR Act, the Investor, the Seller and the Company shall prepare and file all documents and notifications with the Federal Trade Commission and the Department of Justice as are required to comply with the HSR Act and (ii) if and to the extent required under Part IX of the Competition Act (Canada), as amended, and the regulations prescribed thereunder (the “Competition Act”), the Investor, the Seller and the Company shall prepare and file all documents and notifications with the Canadian Competition Bureau as are required to comply with the Competition Act.

(ii) Without limiting the foregoing, (A) the Investor agrees that the Massachusetts Acquisition of Control Statement and the New York Acquisition of Control Statement (the “Acquisition of Control Statements”), will be filed by the Investor with the Massachusetts Division of Insurance and the New York Department of Insurance, respectively, on the date of this Agreement, and that no amendment or alteration will be made to such Acquisition of Control Statements without prior consultation with the Seller and the Company; and (B) the Investor agrees that it will use its reasonable best efforts to provide, or cause to be provided, as promptly as practicable, to the applicable Governmental Entities all of the information and materials in support of any insurance regulatory filings requested by such Governmental Entities.

(iii) In connection with effecting any filing or obtaining any permit, consent, clearance, waiver, approval or authorization necessary to consummate the transactions contemplated by this Agreement, the Investor shall, subject to applicable Law, (i) permit counsel for the Seller to review in advance, and shall consider in good faith (and promptly respond to) the views of the Seller in connection with any proposed written communication to any Governmental Entity, and (ii) promptly provide counsel for the Seller with true and complete copies of all filings made by the Investor, and all correspondence between the Investor (and its advisors) with any Governmental Entity and any other information supplied by the Investor or its Affiliates to, or received from, a Governmental Entity relating to the transactions contemplated by this Agreement; provided, however, that materials may be redacted or withheld (x) to the extent that they concern the valuation of the Business or matters other than the Business or the transactions contemplated by this Agreement and (y) as necessary to comply with contractual confidentiality arrangements. Each party hereto agrees to keep the other parties apprised of the status of matters relating to completion of the transactions contemplated hereby. Each party shall promptly inform the other parties regarding the substance of all substantive communications and contacts received from any Governmental Entity with respect to this Agreement or the transactions contemplated hereby, and neither party hereto shall contact or communicate with any Governmental Entity (including in connection with any communication, written or oral, initiated by a Governmental Entity) regarding any substantive matter pertaining to this Agreement or the transactions contemplated hereby without giving reasonable prior notice to the other party and offering such other parties the opportunity to consult with the first party in advance of such contact or communication and have representatives of such other parties participate in the contact or communication.

(iv) Notwithstanding anything to the contrary in this Agreement, neither the Investor nor its Affiliates shall be obligated to (A) take or proffer to take any action that would prevent, limit or impede the operation of Section 4.4 of this Agreement, (B) provide any information or documents that (1) are not customarily required to be provided in connection with acquisition of control (Form A) filings, (2) are proprietary or sensitive in nature and (3) would be unreasonable to expect the Investor or its Affiliates to provide, (C) make, or offer to make any divestiture of, or otherwise limit Investor’s or its Affiliates’ freedom of action with respect to, the Investor’s or its Affiliates’ other assets or businesses presently owned or hereafter acquired, or (D) except as contemplated by this Agreement, limit the Investor’s freedom of action with respect to (i) the Board seats to which the Investor is entitled pursuant to the terms of this Agreement, (ii) its ability as a controlling person of the Company to influence the management and policies of the Company and the Company Subsidiaries or (iii) its rights as an investor in the Company as contemplated by this Agreement, in a manner that is material and adverse to the Investor.

(b) Qualified IPO.

(i) Subject to the termination right pursuant to Section 5.1(c) and the last paragraph of Section 5.1, the Seller and the Company shall use their commercially reasonable efforts to effect the Pricing Date prior to May 7, 2010 (the “IPO End Date”) and to consummate the Qualified IPO by May 14, 2010 or, if the Pricing Date has not been effected or the Qualified IPO not consummated by such dates, as soon as reasonably practicable thereafter. For the purpose of this Agreement, the term “Qualified IPO” shall mean the Company’s firm commitment underwritten initial public offering filed under the Securities Act covering the offer and sale of Common Stock, which shall be listed on the New York Stock Exchange, with total gross offering proceeds to the Seller (prior to underwriter discounts and commissions and expenses) of at least one-hundred-and-fifty million dollars ($150,000,000); provided that any offering proceeds received by the Seller from the sale of Common Stock to employees, officers, directors, or agents of the Company in connection with the Company’s Directed Shares Equity Program shall be excluded from the determination of whether an offering is a Qualified IPO.

(ii) The Company and the Seller shall use their respective commercially reasonable efforts to have the Company’s registration statement on Form S-1 (No. 333-162918) declared effective under the Securities Act prior to the IPO End Date, in which the Investor will cooperate as may reasonably be requested by the Seller or the Company. The Company and the Seller shall promptly notify the Investor upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Registration Statement (or any amendments thereto) and shall provide the Investor with copies of all written correspondence between the Company or the Seller, on the one hand, and the SEC, on the other hand. Each of the Company and the Seller shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to any comments from the SEC with respect to the Registration Statement (or any amendments thereto). Following the date of this Agreement, the Company and the Seller (i) shall provide the Investor an opportunity to review and comment on the Registration Statement (or any amendments thereto), (ii) prior to responding to any comments of the SEC with respect to the Registration Statement (or any amendments thereto) or filing any supplement or amendment to the Registration Statement (or any amendments thereto), shall provide the Investor an opportunity to review and comment on such response, supplement or amendment (including the proposed final version of such response, supplement or amendment) and (iii) shall consider in good faith all comments proposed by the Investor. The Company and the Seller shall advise the Investor, promptly after receipt of notice thereof, of the time of effectiveness of the Company’s registration statement on Form S-1 (No. 333-162918), the issuance of any stop order relating thereto or the suspension of the qualification of shares of Common Stock for offering or sale in any jurisdiction, and each of the Company and the Seller shall use its commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Company and the Seller shall also take any other action required to be taken under the Securities Act, the Exchange Act, any applicable foreign or state securities or “blue sky” laws and the rules and regulations thereunder in connection with the Qualified IPO.

(iii) The Investor shall have the right to propose one person to serve as underwriter for the Qualified IPO in addition to Citigroup Global Markets Inc. (“CGMI”), which proposal shall not be unreasonably rejected by Seller, and which underwriter shall receive from the Seller no less than the amount set forth on Schedule 3.1(b)(iii).

Section 3.2 Expenses. The costs and expenses (including investment advisory and legal fees and expenses) of the Seller and the Company incurred in connection with this Agreement and the transactions contemplated hereby shall be paid as agreed to between the Seller and the Company. Upon the Closing, the Seller will reimburse the Investor for all of its reasonable and documented costs and expenses incurred and paid by the Investor and its Affiliates in connection with due diligence, the negotiation and preparation of this Agreement and the Warrant and the transactions contemplated hereby and thereby (together, the “Transaction Expenses”); provided, however, Seller shall have no obligation to reimburse the Investor for any Transaction Expenses in excess of the amount set forth in Schedule 3.2.

Section 3.3 Access and Information. For so long as the Investor is entitled to have any Board Representative or non-voting observer pursuant to Section 4.4, the Company and Seller agree that Investor shall have the same rights and privileges, mutatis mutandis, as Citigroup would have pursuant to Article V (other than Section 5.3) of the Intercompany Agreement, assuming for purposes of this Section 3.3 that the Second Trigger Date (as defined in the Intercompany Agreement) has not occurred and assuming that a member of the Citigroup Affiliated Group is required to account for its investment in the Company under the equity method of accounting (determined in accordance with GAAP consistently applied after consultation with the Citigroup Auditors (as defined in the Intercompany Agreement)) (it being agreed that such rights and privileges of the Investor pursuant to this Section 3.3 shall only terminate with respect to the Investor when it ceases to be entitled to a non-voting observer pursuant to Section 4.4); provided that any amendment or modification of the Intercompany Agreement after the Closing Date shall not diminish, limit or otherwise adversely affect the Investor’s rights and privileges under this Section 3.3. For purposes of, and not in limitation of, the foregoing sentence, references in Article V (other than Section 5.3) of the Intercompany Agreement to “Citigroup” or the “Citigroup Affiliated Group” shall be deemed to be references to “the Investor” and “the Investor and its Affiliates,” respectively. In addition to, and not in lieu of the provisions of Section 3.4, at any time at which Investor is entitled to receive information from the Company in accordance with the provisions of this Section 3.3, the Investor will comply with provisions of Section 9.8 of the Intercompany Agreement.

Section 3.4 Confidentiality. Each party to this Agreement will hold, and will cause its respective subsidiaries and their directors, officers, employees, agents, consultants and advisors (including, any nominee of the Investor to the Board of Directors and any observer appointed pursuant to Section 4.4(e) hereof) to hold, in strict confidence, unless disclosure to a regulatory authority is necessary or desirable in connection with any necessary regulatory approval or unless compelled to disclose by judicial or administrative process or, in the written opinion of its counsel, by other requirement of law or the applicable requirements of any regulatory agency or relevant stock exchange, all non-public records, books, contracts, instruments, computer data, board materials and other data and information (collectively, “Information”) concerning the other party furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (i) previously known by such party on a non-confidential basis, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired from other sources by the party to which it was furnished), and neither party shall release or disclose such Information to any other person, except its auditors, attorneys, financial advisors, other consultants and advisors and, to the extent permitted above, to regulatory authorities. Notwithstanding the foregoing, in connection with a syndication to co-investors as permitted by Section 6.7, the Investor shall be permitted to provide any Information to a potential co-investor subject to customary confidentiality protections.

Section 3.5 Conduct of the Business.

(a) Except as contemplated by this Agreement, Section 3.5 of the Disclosure Letter, the Registration Statement, the Restructuring, the Qualified IPO or the Transaction Documents, as required by Law or with the prior written consent of the Investor (which consent shall not be unreasonably withheld and, if consented to, shall not be unreasonably delayed), during the period from the date of this Agreement to the Pricing Date, each of the Seller and the Company shall conduct the operations of the Business only in the ordinary course of business consistent with past practice in all material respects and use its commercially reasonable efforts to preserve intact the Business and to preserve the goodwill of customers, suppliers and all other Persons having business relationships with the Business in all material respects; provided, however, that no action by any of the Seller, the Company or the Company Subsidiaries, with respect to matters specifically addressed by any provision of Section 3.5(b), shall be deemed a breach of the foregoing unless such action would constitute a breach of such provision of Section 3.5(b).

(b) Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement, Section 3.5 of the Disclosure Letter, the Registration Statement, the Restructuring, the Qualified IPO or the Transaction Documents, or as required by Law or with the prior written consent of the Investor (which consent shall not be unreasonably withheld and, if consented to, shall not be unreasonably delayed), prior to the Pricing Date, neither the Seller nor the Company shall, with respect to the Business: (i) engage in any material transaction relating to the Business out of the ordinary course of business or inconsistent with past practice; (ii) issue, reissue or sell, or authorize the issuance, reissuance or sale of shares of capital stock of the Company of any class, or securities convertible into capital stock of any class, or any rights, warrants or options to acquire any convertible securities or capital stock of the Company; (iii) dispose of any material assets or properties except to the extent they are used, retired or replaced in the ordinary course of business; (iv) enter into transactions with the Seller or Affiliates of the Seller not in the ordinary course; (v) pay any dividends to stockholders of the

Company other than the extraordinary dividends contemplated by the Registration Statement; or (vi) adopt or materially amend any Benefit Plan that is an arrangement with an individual employee of the Business or any Company Benefit Plan, except as required by the terms of any such Benefit Plan existing on the date of this Agreement.

(c) Notwithstanding anything in this Section 3.5 to the contrary, the Company may issue Preferred Stock on market terms with an aggregate liquidation preference (or, to the extent that the fair market value of such Preferred Stock, in any, on or prior to the Pricing Date is lower than its liquidation preference, an aggregate fair market value) not to exceed the greater of $10,000,000 or 1% of the value of the then-outstanding equity securities of the Company in order to comply with the private letter ruling or any supplemental ruling received by Seller (or one of its Affiliates) from the IRS in connection with the Qualified IPO.

(d) Other than as expressly set forth herein, nothing contained in this Agreement shall give to the Investor, directly or indirectly, any right to control or direct the operation of the Business prior to the Closing. Subject to the foregoing sentence and the terms and conditions contained in this Agreement, prior to the Closing, the Seller, the Company and their Affiliates shall exercise complete control and supervision of the operation of the Business. Notwithstanding anything to the contrary in the this Agreement, nothing shall prevent the Seller and the Company from adjusting the invested asset portfolio to comply with the parameters set forth in Schedule 1.5(c)(x).

Section 3.6 Standstill; Conversion or Exchange.

(a) Warburg Pincus LLC and Warburg Pincus & Co. (the “Control Entities”) hereby agree that from and after the Pricing Date, the Control Entities shall not, and shall cause their controlled Affiliates (collectively, the Control Entities and such Affiliates, the “WP Group”) not to hold, directly or indirectly, (i) any Common Shares of the Company or other voting equity securities of the Company (collectively, “Voting Securities”) that would entitle the members of the WP Group to vote more than 35% of the voting power represented by all the outstanding Voting Securities or (ii) more than 45% of the Economic Equity Interests. Notwithstanding anything to the contrary in this Agreement, in determining whether the WP Group or any member of the WP Group is entitled to vote more than 35% of the voting power represented by all the outstanding Voting Securities or holds more than 45% of the Economic Equity Interests, any increase in the percentage of outstanding Voting Securities or the Economic Equity Interests held by the WP Group or any member of the WP Group after the Closing Date and until the relevant date of determination shall be ignored and disregarded to the extent that such increase resulted from (I) the number of Common Shares ceasing to be outstanding as a result of an action by the Company or any of the Company Subsidiaries taken after the Closing Date and prior to such date of determination, including as a result of share repurchases, buybacks or self tender offers by the Company or any of the Company Subsidiaries (but excluding Common Shares ceasing to be outstanding pursuant to a transaction that does not affect the stockholders’ relative percentage equity ownership interest in the Company, such as a reverse stock split), being in excess of (II) the number of Common Shares newly issued by the Company after the Closing Date and prior to such date of determination (but excluding Common Shares newly issued by the Company pursuant to a transaction that does not affect the stockholders’ relative percentage equity ownership interest in the Company, such as a stock split). Subject to the prior sentence, for purposes of this Section 3.6(a), the calculation of the percentage of Economic Equity Interests shall equal the quotient of (A) the aggregate number of Economic Equity Interests owned by the WP Group, divided by (B) the aggregate number of outstanding Economic Equity Interests. To the extent the Investor or the Control Entities becomes aware that the WP Group has acquired any Voting Securities or Economic Equity Interests in violation of either clauses (i) or (ii) above, through inadvertence, the operation of any anti-dilution or similar provisions, as a result of the acquisition of the Securities at the Closing, or any action taken by the Company (including stock repurchases), the Control Entities shall notify the Company and cure such violation within not more than five business days, by causing members of the WP Group to Transfer securities of the Company to Persons other than members of the WP Group and/or converting or exchanging any of its Voting Securities for Non-Voting Shares, and the Company shall cooperate and assist any member of the WP Group in such Transfer, conversion or exchange.

(b) “Economic Equity Interests” shall mean the sum of (without duplication):

(i) the aggregate number of outstanding shares of capital stock of the Company, including Common Stock, Non-Voting Stock, preferred stock and any other equity securities of the Company entitling the holder to receive profits and losses or distributions upon liquidation (collectively, “Equity Interests”); provided, however, to the extent any shares of preferred stock or other equity interests have rights with respect to profits and losses and/or distributions upon liquidation that are disproportionate to the Common Stock, the number of such preferred shares or other equity interests included in the calculation shall equal the number of shares of Common Stock or Non-Voting Stock, as applicable, as such shares of preferred stock or other equity interests may then be converted or exchanged; provided, further, that if such shares of preferred stock or other equity interests are not then convertible or exchangeable for Common Stock or Non-Voting Stock, the number of such preferred shares or other equity interests included in the calculation shall be weighted to account for any such disproportionate economic rights as reasonably determined by the disinterested members of the Board of Directors;

(ii) the maximum number of Equity Interests that may be issued as of the relevant time of determination, upon exercise, conversion or exchange of any outstanding options, warrants or other rights to purchase or acquire, directly or indirectly, any Equity Interests; and

(iii) any granted or vested restricted stock units, restricted stock, stock appreciation rights, phantom unit or stock or other award that has rights with respect to profits and losses and/or distributions upon liquidation based in whole or in part on the price of Common Stock.

(c) Subject to applicable Law and continued compliance with the private letter ruling received by Seller from the IRS in connection with the Qualified IPO, the Company agrees that, upon request of the original Investor from time to time and for the benefit of the WP Group, the Company shall facilitate and effect the exchange or conversion of any (i) Common Shares held by an Investor that is a member of the WP Group for or into an equal number of shares of Non-Voting Stock, having the same rights, privileges and preferences as Common

Shares other than the right to vote on any matter, and (ii) Non-Voting Stock held by the WP Group for or into an equal number of Common Shares, and, in each case, the Company shall cooperate with such Investor to seek to structure such exchange or conversion and take such actions (including seeking approval by the Board of Directors) as are necessary to exempt such exchanges or conversions under Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

Section 3.7 Benefit Plan Liabilities.

(a) Except as set forth on Schedule 3.7(a), (i) the Seller and its Affiliates (other than the Company and the Company Subsidiaries) shall remain responsible for any and all claims, liabilities, expenses and obligations arising under, or relating to Benefit Plans that are not Company Benefit Plans, and (ii) neither the Company nor any Company Subsidiary shall be responsible for any claims, liabilities, expenses and obligations arising under, or relating to, Benefit Plans that are not Company Benefit Plans.

(b) Prior to the Closing, the Seller agrees to use commercially reasonable efforts to implement incentive arrangements for the individuals set forth on Schedule 3.7(b), and to use commercially reasonable efforts for such arrangements to include non-competition and other restrictive covenants. The Seller agrees to reasonably consult with the Investor with respect to such incentive arrangements.

Section 3.8 Invested Asset Portfolio. The Seller and the Company shall use commercially reasonable efforts to cause the invested asset portfolio of the Company Subsidiaries to comply with Schedule 1.5(c)(x) as of the Pricing Date.

Section 3.9 Citigroup Right of First Offer. For a period of eighteen months following the first date the Investor is permitted to freely Transfer Securities pursuant to Section 4.2(a) hereof, in the event that the Investor determines to effect a Liquidity Event, the Investor shall (a) notify CGMI, (b) provide CGMI with a good-faith opportunity to make an offer to the Investor, within five business days of such notice, to provide, on a non-exclusive basis, the Investor with services as a lead manager, arranger, underwriter, initial purchaser, placement agent, syndication agent, administrative agent and/or any similar role in connection with such Liquidity Event, upon such terms and conditions and at such rates as prevailing in the market at the time such services are provided, and (c) consider an acceptance of such offer in good faith; provided that the Investor shall not have any obligations under this Section 3.9 if (i) CGMI does not, at the time that the Investor seeks a service, provide such service to third parties that are not Affiliates of Citigroup in the ordinary course of CGMI’s business, or (ii) the Investor makes a good-faith determination that CGMI is unable to provide any applicable service with an equal or greater level of quality as a third party could provide. A “Liquidity Event” shall include any Transfer of at least 20% of the aggregate Securities in a broad-based, marketed public offering.

Section 3.10 Transaction Documents. Prior to the Closing, the Company and the Seller may agree to modify the forms of Transaction Documents (other than this Agreement and the Warrant) to be executed (or filed or adopted, as applicable) at the Closing or prior thereto from the forms or terms attached hereto applicable to such Transaction Document; provided that no such modification or amendment may be made (including as a result of a request or requirement of any Governmental Entity) without the prior written consent of the Investor if such modification or amendment would be adverse in any material respect to the Company or the Investor as compared to the terms of such Transaction Document contemplated by the corresponding exhibit hereto.

ARTICLE IV

ADDITIONAL AGREEMENTS

Section 4.1 No Rights Agreement. Except as otherwise provided in this Agreement, the Company shall not enter into in any poison pill agreement, stockholders rights plan or similar agreement that shall limit (other than such limits as are set forth in Section 3.6) the rights of the WP Group (or any permitted transferee of Common Shares that receives at least 10% of the outstanding Common Shares from the WP Group) to acquire additional shares of Common Stock or other securities of the Company. The Board of Directors shall take all necessary actions so that the restrictions on business combinations set forth in Section 203 of the Delaware General Corporation Law and any other similar applicable law are not applicable to the Transaction Documents and the transactions contemplated hereby and thereby, including all rights and powers of the Investor as holders of Common Shares, the full exercise of the Warrant and all rights to acquire additional Common Shares under Section 4.3, and shall not be applicable to any permitted transferee of Common Shares that receives at least 10% of the outstanding Common Shares from the WP Group.

Section 4.2 Lock-Up; Transfers.

(a) Lock-Up. Except as otherwise permitted pursuant to Section 6.7, prior to the earlier of (i) 18 months from the date of the completion of the Qualified IPO and (ii) the date that the Seller, along with its Affiliates (other than the Company and the Company Subsidiaries), owns less than 10% of the outstanding shares of Common Stock on a fully-diluted basis, the Investor will not, without the prior written consent of the Seller and the Company (which consent of the Company may not be unreasonably withheld), transfer, sell, assign, enter into any swap or other arrangement that transfers, in whole or in part, directly or indirectly any of the economic consequences of ownership or otherwise dispose of (“Transfer”) any Securities acquired by the Investor pursuant to this Agreement at the Closing or by the exercise thereof. The Company shall take all actions reasonable and necessary to ensure compliance with the restrictions on transfer set forth in this Section 4.2. Any Transfer or attempted Transfer of Securities in violation of this Agreement shall not be made or recorded on the books of the Company (or its transfer agent) and any such Transfer or atempted Transfer shall be void ab initio.

(b) Permitted Transfers During Lock-Up Period.

(i) Notwithstanding Section 4.2(a), the Investor shall be permitted to Transfer any portion or all of its Securities at any time during the lock-up period under the following circumstances (provided that the transferee shall be bound by the restrictions on transfer in Section 4.2(a) and subject to Section 3.6 and Section 4.5 and shall make the representations and warranties set forth in Section 2.3(e)):

(A) Transfers that would not violate applicable requirements of Law and which do not involve a public offering, to any Permitted Transferee, but only if such Permitted Transferee agrees in writing for the benefit of the Seller and the Company to be bound by the terms of Section 4.2 of this Agreement. If the Investor shall Transfer any Securities to an Affiliate of the Control Entities (other than an Affiliate that is a Competitor), then such Affiliate shall agree in writing for the benefit of the Seller and the Company to be bound by the terms of this Agreement and shall be included in the term “Investor” for all purposes of this Agreement (provided that the exercise of the Affiliate’s rights under Sections 3.3, 4.4 and 4.7 shall be exercised by the Control Entities). If the Investor shall Transfer any Securities to a transferee that is not an Affiliate of the Control Entities, then such transferee shall not be deemed an Investor for any purposes under this Agreement.

(B) Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or change of control involving the Company or the Company Subsidiaries; provided that such transaction has been approved by the Board of Directors.

(C) Transfers, to the minimum extent necessary to cure any unintentional violation of Section 3.6 in accordance with, and within the number of days permitted by, Section 3.6.

(ii) “Permitted Transferee” shall mean any controlling Affiliate of the original Investor or any other Person; provided that a Competitor shall not be a Permitted Transferee.

(iii) “Competitor” shall mean any Person (or controlling Affiliate of such Person) that manufactures or distributes life insurance products.

(iv) In order to facilitate the Transfers into a tender or exchange offer permitted by clause (B) of Section 4.2(b)(i), the Company agrees, to the fullest extent legally permitted, to effect an exchange or conversion of the Warrant in accordance with the terms set forth in the Warrant Certificate or, notwithstanding the transfer restrictions contained in Section 4.2(a), permit the Investor to Transfer the Warrant to a transferee conditioned upon such transferee exercising the Warrant in connection with such tender or exchange offer.

(c) Termination of Lock-Up Period.

(i) The restrictions on Transfers in Section 4.2(a) will expire if any of the following events occur:

(A) receipt of the written consent of the Seller and the Company releasing the Investor from the restrictions in Section 4.2(a);

(B) the Company materially breaches any of its covenants set forth in this Agreement or the Seller materially breaches any of its covenants set forth in Sections 4.4(a) or 4.4(b);

(C) the Seller or the Company executes definitive documentation for or consummates a transaction that will resulted in or has resulted in a Change in Control (as defined below); or

(D) the Company or any of the Company Subsidiaries becomes subject to any formal or informal enforcement or similar action by any insurance regulator or other Governmental Entity that would be reasonably expected to have a Material Adverse Effect on the Company.

(ii) For purposes of this Agreement, a “Change in Control” means, with respect to the Company, the occurrence of any one of the following events:

(A) individuals who on the Closing Date constitute the Board of Directors (the “Incumbent Directors”), cease for any reason to constitute at least a majority of the Board of Directors; provided that any person becoming a director subsequent to the date of this Agreement whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board of Directors (either by a specific vote or by approval of the proxy statement of the relevant party in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director (except that no individuals who were not directors at the time any agreement or understanding with respect to any Business Combination (as defined below) or contested election is reached shall be treated as Incumbent Directors for the purposes of clause (2) of paragraph (C) below with respect to such Business Combination or this paragraph in the case of a contested election); provided, further, that the members of the Board of Directors designated by the Seller and the Investor will be treated as Incumbent Directors even if the persons so designated should change;

(B) any person (other than the Seller and its Affiliates or the Investor and its Affiliates) is or becomes a “beneficial owner” (as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 40% of the aggregate voting power of the Company’s then outstanding securities eligible to vote for the election of directors (the “Voting Securities”); provided, however, that the event described in this paragraph (B) will not be deemed a Change in Control by virtue of any holdings or acquisitions (1) by the Company or any of the Company Subsidiaries, (2) by any underwriter temporarily holding securities pursuant to an offering of such securities or (3) pursuant to a Non-Qualifying Transaction (as defined below);

(C) a merger, consolidation, statutory share exchange or similar transaction that requires adoption by the Company’s stockholders (a “Business

Combination”), unless immediately following such Business Combination: (1) more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), are held by persons that held Voting Securities that were outstanding immediately before such Business Combination (or, if applicable, is represented by shares into which such Voting Securities were converted pursuant to such Business Combination), and (2) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time the Company’s Board of Directors approved the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (1) and (2) above will be deemed a “Non-Qualifying Transaction”); or

(D) a plan of liquidation or dissolution, conservatorship or receivership of the Company or a sale of all or substantially all of the Company’s assets.

(d) Permitted Transfers Following the Lock-Up Period. The Investor shall be permitted to freely Transfer any portion or all of its Securities at any time following the lock-up period referenced in Section 4.2(a), subject to compliance with applicable Law. If the Investor shall Transfer any Securities to an Affiliate of the Control Entities (other than an Affiliate that is a Competitor), then such Affiliate shall agree in writing for the benefit of the Seller and the Company to be bound by the terms of this Agreement and shall be included in the term “Investor” for all purposes of this Agreement (provided that the exercise of the Affiliate’s rights under Sections 3.3, 4.4 and 4.7 shall be exercised by the Control Entities). If the Investor shall Transfer any Securities to a transferee that is not an Affiliate of the Control Entities, then such transferee shall not be deemed an Investor for any purposes under this Agreement.

Section 4.3 Preemptive Rights; Right of First Offer.

(a) Preemptive Rights.

(i) Sale of New Securities. Subject to Section 3.6, until the first date that the Investor Ownership Percentage is less than 20% (before giving effect to any rights triggered by this Section 4.3(a)), after the Closing, if the Company at any time or from time to time makes any public or non-public offering of, or otherwise proposes to Transfer, any equity (including Common Stock, preferred stock and/or restricted stock), or any securities, options or debt that are convertible or exchangeable into equity or that include an equity component (such as an “equity” kicker or any hybrid security) (any such security, other than Excluded Securities, a “New Security”), then Warburg Pincus LLC or any designee of such entity (the “Lead Investor”) shall be afforded the opportunity to acquire from the Company, for the account of the Investor, a portion of the New Securities to be so offered or sold for the same per-share price (net of any underwriting or sales discounts, commissions, or fees) and on the same terms as such securities are proposed to be offered to others (with such revised terms, if any, as the Company reasonably determines are necessary to comply with applicable securities Laws). Subject to Section 3.6, the amount of New Securities that the Lead Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number of such offered shares of New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by the Investor assuming the exercise of any securities exercisable for or convertible into Common Stock held by the Investor (regardless of whether such exercise or conversion is permitted at such time), and the denominator of which is the number of shares of Common Stock then outstanding assuming the exercise of any outstanding securities exercisable for or convertible into Common Stock (regardless of whether such exercise or conversion is permitted at such time). “Excluded Securities” shall mean securities issued or sold (1) in connection with the Qualified IPO, (2) pursuant to the granting or exercise of employee or sales representative stock options or other stock incentives pursuant to the Incentive Plans or the issuance of stock pursuant to the Company’s employee or sales representatives stock purchase plan, in each case in the ordinary course of equity compensation awards, (3) pursuant to a pro rata distribution of rights or securities to all holders of Common Stock, including by means of a stock split, stock dividend or subdivision, (4) as full or partial consideration for a merger, acquisition, joint venture or other strategic transaction, the primary purpose of which is other than capital raising, (5) pursuant to issuances approved by the Board of Directors to business partners, employees, agents, directors, consultants, sales representatives, advisers, finders or brokers in transactions, the primary purpose of which is other than capital raising or (6) pursuant to an exchange offer for indebtedness of the Company outstanding as of the Closing Date.

(ii) Notice by the Company. In the event the Company proposes to offer or sell New Securities, it shall give the Lead Investor written notice of its intention, describing the net sale price (or range of proposed net sale prices), anticipated amount of securities, timing and other terms upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than two business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering (other than an automatic shelf registration statement pursuant to Rule 415 under the Securities Act), after the commencement of marketing with respect to a Rule 144A offering or after the Company commences any other offering, including a shelf-takedown in connection with an offering pursuant to Rule 415 under the Securities Act. The Lead Investor shall have five business days from the date of receipt of such a notice to notify the Company in writing of its irrevocable exercise of such preemptive rights and as to the amount of New Securities the Lead Investor desires to purchase, up to the maximum amount calculated pursuant to this Section 4.3(a). Such notice shall constitute a binding agreement of the Lead Investor (or of the Investor, if executed by the Investor) to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to it (or at a lower price or terms that are no less favorable to the Lead Investor if the Company elects to so modify the terms of offering such New Securities), conditioned on the closing of the proposed transaction and subject to obtaining all necessary regulatory approvals. The failure of the Lead Investor to respond within such five-business day period shall be deemed to be a waiver of all rights under this Section 4.3(a) only with respect to the offering described in the applicable notice. Notwithstanding the foregoing, in the event the Lead Investor has irrevocably exercised its preemptive rights hereunder and the terms of the proposed transaction change from those reflected in the original notice from the Company and such change is adverse in any material respect to the interests of the purchasers in such transaction (including the Investor), the Company shall promptly notify the Lead Investor in writing of such revised terms and the Lead Investor shall have five business days from the receipt of such notice to withdraw its election to exercise its preemptive rights with respect to such transaction. The failure of the Lead Investor to respond within such five-business-day period shall be deemed to be a waiver all rights to withdraw irrevocable election to exercise preemptive rights with respect to such transaction with respect to the revised terms set forth in the notice.

(iii) Purchase Mechanism. If the Lead Investor exercises its preemptive rights provided in this Section 4.3(a), the closing of the purchase of the New Securities with respect to which such rights have been exercised shall take place within 11 business days after the giving of notice of such exercise. Each of the Seller, the Company and the Lead Investor agrees to use its commercially reasonable efforts to secure any regulatory approvals or other consents or approvals, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such New Securities. The payment of consideration by the Lead Investor (or the Investor) for the New Securities shall be deemed a representation and warranty by the Lead Investor (and the Investor) that the Lead Investor (or the Investor) has obtained all necessary regulatory approvals to purchase and own the New Securities. The receipt of consideration by the Company in payment for the New Securities shall be deemed a representation and warranty by the Company that (A) the Company has all necessary power and authority and has taken all necessary actions to sell the New Securities to the Investor; and (B) the New Securities are free and clear of any and all liens or encumbrances.

(iv) Failure of Purchase. In the event the Lead Investor does not exercise the preemptive rights provided in this Section 4.3(a), withdraws such exercise pursuant to Section 4.3(a)(ii) or, if so exercised, the Lead Investor (or the Investor) is unable to consummate such purchase within the time period specified in Section 4.3(a)(iii) above because of its failure to obtain any required regulatory consent or approval, the Company shall thereafter be entitled during the period of 60 days following the conclusion of the applicable period to consummate the sale of the New Securities not elected to be purchased pursuant to this Section 4.3(a), subject to such withdrawn election or which the Lead Investor (or the Investor) is unable to purchase because of such failure to obtain any such consent or approval, so long as the net proceeds to the Company of such sale on a per share basis is greater than the net sale price specified in the Company’s notice to the Lead Investor and the other terms and conditions for such sale are upon terms not more favorable to the purchasers of such securities than were specified in such notice. In the event the Company has not consummated the sale of the New Securities within such 60-day period, the Company shall not thereafter offer, issue or sell or otherwise Transfer such New Securities without first offering such securities to the Lead Investor in the manner provided above.

(v) Non-Cash Consideration. In the case of the offering of New Securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed the aggregate market price of the New Securities being offered as of the date the Board of Directors authorizes the offering of such New Securities.

(vi) Cooperation. The Seller, the Company and the Investor shall cooperate in good faith to facilitate the exercise of the Investor’s preemptive rights hereunder, including securing any required approvals or consents; provided, however, nothing herein shall require the Company to call any special meeting to obtain any stockholder approval.

(vii) Regulatory Condition. Notwithstanding anything in this Section 4.3(a), the Company shall not be required to offer or sell the New Securities to the Lead Investor (or the Investor) in a transaction that would violate any applicable requirement of Law or regulatory order, approval or condition imposed on the Seller, the Company, the Lead Investor or the Investor.

(b) Right of First Offer.

(i) Sales by the Seller. After the Closing Date, as long as the Seller and its Affiliates beneficially own at least 5% of the outstanding Common Stock, subject to Section 3.6, if the Seller or any of its Affiliates at any time or from time to time makes any public offering of, or otherwise proposes to Transfer, any Common Shares that it owns at the time of the Qualified IPO (any such security, a “Seller Security”), other than (i) in connection with the Qualified IPO, (ii) to an Affiliate of the Seller, (iii) to a charitable organization in any transaction not involving the receipt of any consideration and (iv) a Transfer that does not result in the aggregate number of Common Shares transferred since the Closing Date pursuant to this clause (iv) to exceed 1% of the outstanding Common Shares, then the Lead Investor shall be afforded the opportunity to acquire from the Seller, for the account of the Investor, the Seller Securities to be so offered or sold for the same per-share price (net of any underwriting or sales discounts, commissions, or fees) and on the same terms as such securities are proposed to be offered to others, subject to the same qualifications, limitations and procedures.

(ii) Notices and Acceptance. In the event the Seller proposes to offer or sell Seller Securities, it shall give the Lead Investor written notice of its intention, describing the anticipated amount of securities, timing and other general terms upon which the Seller proposes to offer the same (including, in the case of a registered public offering and to the extent available, a copy of the prospectus included in the registration statement filed with respect to such offering), no later than three business days, as the case may be, after the initial filing of a registration statement with the SEC with respect to an underwritten public offering (other than an offering pursuant to a shelf registration statement pursuant to Rule 415 under the Securities Act), after the commencement of marketing with respect to a Rule 144A offering or after the Seller proposes to pursue any other offering, including a shelf-takedown in connection with an offering pursuant to Rule 415 under the Securities Act. The Lead Investor shall have five business days from the date of receipt of such a notice to notify the Seller in writing of its irrevocable offer to purchase all or a portion of the Seller Securities, subject to Section 3.6. Such offer shall constitute a binding offer of the Lead Investor to purchase the amount of Seller Securities so specified at the price and other terms set forth in the Seller’s notice to it and such offer shall be capable of being accepted by the Seller for at least two business days. The Seller shall accept such offer unless it determines in good faith that it is reasonably likely that it will be able to obtain from a third party or the public a higher aggregate price for the Seller Securities specified in the offer from the Investor. The failure of the Lead Investor to make an offer within such five-business-day period shall be deemed to be a waiver of the Lead Investor’s rights under this Section 4.3(b) only with respect to the offering described in the applicable notice.

(iii) Purchase Mechanism. If the Lead Investor offers to acquire the Seller Securities provided in this Section 4.3(b), and the Seller accepts the Lead Investor’s offer, the closing of the purchase of the Seller Securities with respect to which such right has been exercised shall take place within 11 business days after the giving of notice of such acceptance by the Seller. Each of the Seller, the Company and the Lead Investor (and the Investor) agrees to use its commercially reasonable efforts to secure any regulatory approvals or other consents or approvals, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of, such Seller Securities; provided, however, nothing shall require the Company or the Seller to take any action if, in the reasonable judgment of the Seller, any required consent or approval could not be obtained or waived within such 11 business day period. The payment of consideration by the Lead Investor (and the Investor) for the Seller Securities shall be deemed a representation and warranty by the Lead Investor (and the Investor) that the Lead Investor (and the Investor) has obtained all necessary regulatory approvals to purchase and own the Seller Securities. The receipt of consideration by the Seller in payment for the Seller Securities shall be deemed a representation and warranty by the Seller that (A) the Seller has full right, title and interest in and to such Seller Securities; (B) the Seller has all necessary power and authority and has taken all necessary actions to sell the Seller Securities; and (C) the Seller Securities are free and clear of any and all liens or encumbrances.

(iv) Failure of Purchase. In the event the Lead Investor does not offer to acquire the Seller Securities provided in this Section 4.3(b) or the Seller accepts the Lead Investor’s offer and the Lead Investor (or the Investor) is unable to consummate such purchase within the time period specified in Section 4.3(b)(iii) above because of its failure to obtain any required regulatory consent or approval, the Seller shall thereafter be entitled during the period of 60 days following the conclusion of the applicable period to consummate the sale of the Seller Securities not elected to be purchased pursuant to this Section 4.3(b) or which the Lead Investor is unable to purchase because of such failure to obtain any such consent or approval; provided, however, that, in the event the Seller proposes to effect a privately negotiated sale transaction within such 60-day period, the net proceeds to the Seller of such sale transaction on a per share basis must be greater than the net sale price specified in the Lead Investor’s offer notice, and the other terms and conditions for such privately negotiated sale must be no more favorable in the aggregate to the purchasers of such securities than were specified in such offer notice. In the event the Seller has not consummated the sale of the Seller Securities within such 60-day period, the Seller shall not thereafter offer, sell or otherwise Transfer such Seller Securities without first offering such Seller Securities to the Lead Investor in accordance with the requirements of this Section 4.3(b). In the event that the Seller does not accept the Lead Investor’s offer, the Seller shall thereafter be entitled during the period of 15 days following the conclusion of the applicable period to consummate the sale of the Seller Securities not accepted for purchase by the Seller; provided, however, that, in the event the Seller proposes to effect a privately negotiated sale transaction within such 15-day period, the net proceeds to the Seller of such sale transaction on a per share basis must be greater than the net sale price specified in the Lead Investor’s offer notice, and the other terms and conditions for such privately negotiated sale must be no more favorable to the purchasers of such securities than were specified in such offer notice. In the event the Seller has not consummated the sale of the Seller Securities within such 15-day period, the Seller shall not thereafter offer, sell or otherwise Transfer such Seller Securities without first offering such Seller Securities to the Lead Investor in accordance with the requirements of this Section 4.3(b).

(v) Non-Cash Consideration. In the case of the sale or Transfer of Seller Securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as mutually determined by the Lead Investor and Seller; provided, however, that such fair value shall not exceed the aggregate market price of the securities being offered as of the date that the Seller proposes to Transfer such securities.

(vi) Cooperation. The Seller, the Company and the Lead Investor (and the Investor) shall cooperate in good faith to facilitate the exercise of the Lead Investor’s rights hereunder, including securing any required approvals or consents.

(vii) Regulatory Condition. Notwithstanding anything in this Section 4.3(b), the Seller shall not be required to offer or sell the Seller Securities to the Lead Investor (or the Investor) in a transaction that would violate any applicable requirement of Law or regulatory order, approval or condition imposed on the Seller, the Company, the Lead Investor or the Investor.

Section 4.4 Governance Matters.

(a) From and after the Closing Date, subject to the provisions of the Company’s certificate of incorporation, the Board of Directors shall be comprised of up to 9 directors, of which at any time, the officers or employees of the Company shall constitute no more than two directors, and the Seller or its Affiliates (other than the Company and the Company Subsidiaries) shall nominate no more than one director. From and after the Closing Date, Investor shall be entitled to have (i) until the first date that the Investor Ownership Percentage is less than 15%, two Board of Directors nominees (who shall both be employees of the Investor (or one of its Affiliates)) and (ii) after such date and until the first date that the Investor Ownership Percentage is less than 7.5%, one Board of Directors nominee (who shall be an employee of the Investor (or one of its Affiliates)) (the “Board Representatives”); provided that any person designated by the Investor as its Board Representative shall not be disqualified from serving as an independent director under Item (b) of Section 303A.02 of the Listed Company Manual of the New York Stock Exchange. So long as there shall be at least one Board Representative on the Board of Directors, each committee of the Board of Directors shall include at least one Board Representative as designated by the Investor, subject to the requirements of applicable law and stock exchange rules and regulations. The Seller and the Company will cause such Board Representatives to be elected or appointed, prior to the closing of the Qualified IPO subject to the occurrence of the Closing and satisfaction of all legal and governance requirements regarding service as a director of the Company, to the Board of Directors and to each committee of the Board of Directors. The Company and the Seller shall also consult in good faith with the Investor, and the Investor shall have the right to participate (including in any interviews), in the selection of the other independent directors that will serve on the Board of Directors as of the closing of the Qualified IPO.

(b) The Investor’s nominees for Board Representatives (including any successor nominees) shall, subject to applicable Law, be the director nominees of the Company and the Nominating and Corporate Governance Committee of the Board of Directors, and the Seller and the Company shall use all reasonable best efforts to have such Board Representatives elected as directors of the Company and the applicable committees thereof. The Seller shall, and shall cause its Affiliates to, vote its shares of Common Stock in favor of the election of the Board Representatives nominated by the Investor at the Company’s annual meeting, and not take any action to remove any of the Investor’s Board Representatives without the consent of the Investor. Subject to satisfaction of all legal and governance requirements regarding service as a director of the Company, the Company shall recommend to its stockholders, to the Board of Directors and the applicable committees thereof the Board Representative properly nominated by the Investor, and the Company shall solicit proxies for them to the same extent as it does for any of its other nominees to the Board of Directors.

(c) Subject to Section 4.4(a), upon the death, resignation, retirement, disqualification or removal from the Board of Directors of a Board Representative at a time when the Investor is otherwise entitled to nominate a director to fill such a vacancy pursuant to Section 4.4(a), the Investor shall have the right to designate any replacement for a Board Representative, which replacement shall satisfy all legal and governance requirements regarding service as a director of the Company. The Board of Directors will use its reasonable best efforts to take all action required to fill the vacancy on the Board of Directors and the applicable committees resulting therefrom with such person.

(d) The Investor’s rights under Sections 4.4(a), (b) and (c) shall terminate on the first date that the Investor Ownership Percentage is less than 7.5%.

(e) The Company hereby agrees that, until the first date the Investor Ownership Percentage is less than 5%, if the Investor shall not have a Board Representative on the Board of Directors, the Company shall, subject to applicable Law, (1) invite a representative of the Investor to attend all meetings of the Board of Directors of the Company in a nonvoting observer capacity, and shall give such observer copies of all notices, minutes, consents and other material that it provides to members of the Board of Directors, and such representative shall be entitled to participate in discussions of matters brought to the Board of Directors, (2) furnish the board observer with such financial and operating data and other information with respect to the business and properties of the Company as the Company prepares and compiles for members of its Board of Directors in the ordinary course and as the board observer may from time to time reasonably request, and (3) permit the board observer to discuss the affairs, finances and accounts of the Company, and to make proposals and furnish advice with respect thereto, with the principal officers of the Company within thirty days after the end of each fiscal quarter of the Company; provided that such observer execute and deliver to the Company a customary confidentiality agreement that is reasonably acceptable to the Company. Notwithstanding anything in this Section 4.4(e) to the contrary, the Company shall not be required to provide the observer with access to any information or materials or provide the observer the right to attend any meeting of the Board of Directors if the Board of Directors reasonably determines, based on the advice of outside counsel, that providing such information, access or attendance would (i) violate or conflict with any contract, instrument or agreement to which the Company is a party or (ii) violate its fiduciary duties or obligations under the General Corporation Law of the State of Delaware.

(f) Until the earlier of (i) the first date that the Governance Ownership Percentage is less than 10% or (ii) the first date that the Investor Ownership Percentage is less than 20%, the Investor shall have the same rights and privileges, mutatis mutandis, as Citigroup would have pursuant to Section 7.17(b) of the Intercompany Agreement assuming that the First Trigger Date (as defined in the Intercompany Agreement) has occurred but that the Second Trigger Date (as defined in the Intercompany Agreement) has not occurred (it being agreed that such rights and privileges of the Investor pursuant to this Section 4.4(f) shall not terminate with respect to the Investor until the earlier of (i) the first date that the Governance Ownership Percentage is less than 10% or (ii) the first date that the Investor Ownership Percentage is less than 20%); provided that any amendment of the Intercompany Agreement following the Closing Date shall not diminish, limit or otherwise adversely affect the Investor’s rights and privileges under this Section 4.4(f). For purposes of, and not in limitation of, the foregoing sentence, references in Section 7.17(b) of the Intercompany Agreement to “Citigroup” or the “Citigroup Affiliated Group” shall be deemed to be references to “the Investor” and “the Investor and its Affiliates,” respectively.

(g) Until the first date that the Investor Ownership Percentage is less than 20%, without the prior written consent of the Investor, none of the Seller or its Affiliates (other than the Company and the Company Subsidiaries) will Transfer, directly or indirectly, in any single transaction or series of related transactions not involving a public offering, to any Person (or such Person’s Affiliates) or intentionally to any “group” (within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5 promulgated thereunder), including by way of merger, share exchange or other business combination, Common Shares (or securities of the Company exercisable for or convertible into Common Shares) if, immediately following such transaction or transactions, such Person, together with its Affiliates and/or any “group” (within the meaning of Section 13(d)(3) of the Exchange Act and Rule 13d-5 promulgated thereunder) shall beneficially own 20% or more of the then-outstanding Common Shares.

(h) From and after the Closing Date until the first date that the Investor Ownership Percentage is less than 7.5%, the Company shall maintain in effect policies of directors’ and officers’ liability insurance and fiduciary liability insurance with scope and amounts of coverage customary for public companies and for the industry. Any indemnification payments from the Company or insurance proceeds under such insurance policies to any current and former director of the Company (each, together with such person’s heirs, executors or administrators, an “Director Indemnified Party”) shall be the first recourse of any Director Indemnified Party and shall not be reduced or limited by the existence of any other source of indemnification or insurance available to such Director Indemnified Party.

Section 4.5 Legend. The Investor agrees that all certificates or other instruments representing the Securities subject to this Agreement will bear a legend substantially to the following effect:

“THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A SECURITIES PURCHASE AGREEMENT, DATED AS OF FEBRUARY 8, 2010, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.”

Upon request of the Investor and receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly cause clause (i) of the legend to be removed from any certificate for any Securities to be so Transferred and clause (ii) of the legend shall be removed upon the expiration of such transfer and other restrictions set forth in this Agreement. The Investor acknowledges that the Securities have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Securities, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities laws.

Section 4.6 Reservation for Issuance. The Company will reserve that number of shares of Common Stock and Non-Voting Stock sufficient for issuance upon exercise of the Warrant or conversion of any Common Stock held by the Investor or any of its controlled Affiliates into Non-Voting Stock or the conversion of any Non-Voting Stock held by the Investor or any of its controlled Affiliates into Common Shares, in each case, without regard to any limitation on such exercise or conversion.

Section 4.7 Indemnity.

(a) Subject to the terms of the Transaction Documents, from and after the Closing, and except with respect to Taxes or Tax matters (other than as provided in Section 4.7(a)(i) with respect to Indemnifiable Taxes, as defined below), which shall be governed exclusively by the Tax Separation Agreement, the Seller agrees to indemnify and hold harmless each of the Investor and its Affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls the Investor within the meaning of the Exchange Act and the regulations thereunder (together, the “Investor Indemnitees”), to the fullest extent lawful, from and against any and all actions, suits, claims, proceedings, costs, losses, liabilities, damages, expenses (including reasonable attorneys’ fees and disbursements) and amounts paid in settlement (collectively, “Losses”) suffered or incurred by the Investor Indemnitees arising out of or resulting from:

(i) any inaccuracy in or breach of the Seller’s representations or warranties as of the date of this Agreement or as of the Pricing Date (disregarding all qualifications and limitations set forth in such representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import, except that (1) qualifications and limitations as to “materiality” and words of similar import in the representations and warranties in clause (ii) of Section 2.2(d) (No Conflicts), Section 2.2(g) (Financial Statements), Section 2.2(h) (Registration Statement), Section 2.2(k) (Description of Capital Stock), Section 2.2(o) (Compliance), clauses (ii), (iii) and (iv) of Section 2.2(p) (Insurance Matters), Section 2.2(q) (Licenses; Permits), and Section 2.2(y) (Material Contracts) shall not be so disregarded (but, for the avoidance of doubt, qualifications and limitations as to “Material Adverse Effect” shall be so disregarded) and (2) qualifications and limitations as to “Material Adverse Effect” in the representations and warranties in clause (C) of Section 2.2(i) (Absence of Certain Changes) shall not be so disregarded); provided that there shall not be any indemnification pursuant to this Section 4.7 for any inaccuracy in or breach of the representations and warranties set forth in (x) the third sentence of Section 2.2(n) (Labor Relations) or (y) the Seller’s other representations and warranties, but only to the extent such representations and warranties in clause (y) would be inaccurate or breached solely by virtue of an inaccuracy in, or breach of, the representations and warranties set forth in the third sentence of Section 2.2(n) (Labor Relations); provided, further, that solely for purposes of indemnification for any inaccuracy in or a breach of the Seller’s representations or warranties in Section 2.2(g) (Financial Statements), the Investor Indemnitees shall be entitled to indemnification for Losses with respect to Taxes for any Pre-Closing Tax Period, as defined in the Tax Separation Agreement, for which the Company is not entitled to indemnification under the Tax Separation Agreement and that are (I) not Income Taxes, as defined in the Tax Separation Agreement or (II) United States state and local Income Taxes, as defined in the Tax Separation Agreement, imposed on the Company and its Subsidiaries on a stand alone basis (both, as defined in the Tax Separation Agreement) (such Taxes, “Indemnifiable Taxes”); and

(ii) any Losses arising out of or resulting from any legal, administrative or other proceedings arising out of the Restructuring or, to the extent such Losses are not of the type addressed in clause (i) above, the Qualified IPO (other than any

Losses to the extent attributable to the acts, errors or omissions on the part of the Investor).

(b) Subject to the terms of the Transaction Documents, from and after the Closing, and except with respect to Taxes or Tax matters (other than as provided in Section 4.7(a)(i) with respect to Indemnifiable Taxes), which shall be governed exclusively by the Tax Separation Agreement, the Company agrees to indemnify and hold harmless each Investor Indemnitee from and against any and all Losses suffered or incurred by the Investor Indemnitees arising out of or resulting from the breach of any agreement or covenant in this Agreement to be performed by the Company after the Closing.

(c) From and after the Closing, and except with respect to Taxes or Tax matters (other than as provided in Section 4.7(a)(i) with respect to Indemnifiable Taxes), which shall be governed exclusively by the Tax Separation Agreement, the Investor agrees to indemnify and hold harmless each of the Seller, the Company and their respective Affiliates and each of their respective officers, directors, partners, employees and agents, and each person who controls the Seller or the Company within the meaning of the Exchange Act and the regulations thereunder (together, “Seller Indemnitees”), to the fullest extent lawful, from and against any and all Losses suffered or incurred by the Seller Indemnitees arising out of or resulting from (i) any inaccuracy in or breach of the Investor’s representations or warranties as of the date of this Agreement or as of the Pricing Date (disregarding all qualifications and limitations set forth in such representations and warranties as to “materiality,” “Material Adverse Effect” and words of similar import) or (ii) Investor’s breach of agreements or covenants of the Investor contained in this Agreement.

(d) A party entitled to indemnification hereunder (each, an “Indemnified Party”) shall give written notice to the party indemnifying it (the “Indemnifying Party”) of any claim with respect to which it seeks indemnification promptly (but in any event within 30 days) after the discovery by such Indemnified Party of any matters giving rise to a claim for indemnification; provided that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 4.7 unless and to the extent that the Indemnifying Party shall have been actually prejudiced by the failure of such Indemnified Party to so notify such party. Such notice shall describe in reasonable detail such claim (including the facts underlying each particular claim and an identification of all the particular sections of this Agreement or the applicable Transaction Document pursuant to which indemnification is being sought) and set forth the estimated amount of liability for which the Indemnified Party may be liable, if available. In case any such action, suit, claim or proceeding is brought against an Indemnified Party, the Indemnified Party shall be entitled to hire, at its own expense, separate counsel and participate in the defense thereof; provided, however, that the Indemnifying Party shall be entitled to assume and conduct the defense, unless the Indemnifying Party determines otherwise and following such determination the Indemnified Party assumes responsibility for conducting the defense (in which case the Indemnifying Party shall be liable for any legal fees and expenses of one law firm and other out-of-pocket expenses reasonably incurred by the Indemnified Party in connection with assuming and conducting the defense). If the Indemnifying Party assumes the defense of any claim, all Indemnified Parties shall thereafter deliver to the Indemnifying Party copies of all notices and documents (including court papers) received by the Indemnified Party relating to the claim, and any Indemnified Party shall cooperate in the defense or prosecution of such claim. Such cooperation shall include (i) furnishing and, upon request, using commercially reasonable efforts to procure the attendance of potential witnesses for interview, preparation, the submission of witness statements and the giving of evidence at any related hearing, (ii) the retention of, and the prompt provision to, the Indemnifying Party of records, information or other documentary evidence that is reasonably relevant to such claim and (iii) using commercially reasonable efforts to make employees or agents of, or advisers to, the Indemnified Party available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Indemnifying Party shall not be liable for any settlement of any action, suit, claim or proceeding effected without its written consent; provided, however, that the Indemnifying Party shall not unreasonably withhold, delay or condition its consent. The Indemnifying Party further agrees that it will not, without the Indemnified Party’s prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof in any pending or threatened action, suit, claim or proceeding in respect of which indemnification has been sought hereunder unless such settlement or compromise includes an unconditional release of such Indemnified Party from all liability arising out of such action, suit, claim or proceeding. Notwithstanding anything to the contrary in this Section 4.7, no Indemnified Party shall have the right to control or direct the defense of any claim arising solely from the use of the Indemnifying Party’s trademarks.

(e) In respect of any inaccuracies in or breaches of representations and warranties set forth in this Agreement to which any Indemnifying Party is entitled to indemnification, (i) no Indemnifying Party shall be required to indemnify the Indemnified Parties collectively unless and until the aggregate amount of all Losses incurred by such Indemnified Party exceeds four million dollars ($4,000,000) (the “Threshold Amount”), in which event the Indemnifying Party shall be responsible for only the amount of such Losses in excess of the Threshold Amount, (ii) no Losses may be claimed by an Indemnified Party, and no Losses shall be included in calculating the aggregate Losses set forth in clause (i) above, other than Losses in excess of $75,000 resulting from any single claim or aggregated claims arising out of the same or similar facts, events, policies, procedures, practices or circumstances and (iii) the aggregate indemnification obligation of any Indemnifying Party shall in no event exceed 25% of the Purchase Price; provided that the limitations in this Section 4.7(e) shall not apply to any breach or inaccuracy of the representations and warranties set forth in Sections 2.2(b) (Authorization), 2.2 (e) (Title to the Securities), 2.2(f) (Capitalization), 2.2(v) (Brokers and Finders), 2.2(z) (Anti-Takeover), 2.3(b) (Authorization) or 2.3(g) (Brokers and Finders).

(f) The obligations of the Indemnifying Party under this Section 4.7 shall survive the redemption or conversion of the Securities issued pursuant to this Agreement. The indemnity provided for in this Section 4.7 shall be the sole and exclusive monetary remedy of Indemnified Parties after the Closing for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud or willful misconduct by the other party in connection with the transactions contemplated hereby. No party to this Agreement (or any of its Affiliates) shall, in any event, be liable or otherwise responsible to any other party (or any of its Affiliates) for any lost profits, opportunity costs, damages based upon a multiple of earnings or similar financial measure (provided that such limitations relating to damages based on multiple of earnings or similar financial measure will not apply to a breach or inaccuracy of the representations and warranties set forth in Section 2.2(g)(ii) (Financial

Statements)) or punitive, exemplary, special, incidental, indirect or consequential damages of such other party (or any of its Affiliates) arising out of or relating to this Agreement or the performance or breach hereof (unless arising from a claim by a third party) (it being understood that the proviso in this Section 2.2(f) shall not limit any party’s remedies for damages based on multiple of book value).

(g) If the aggregate amount of any Loss shall, at any time subsequent to payment pursuant to this Agreement, be actually reduced by recovery, settlement or otherwise, the amount of such reduction, net of any expenses incurred in connection therewith or additional Losses incurred, shall promptly be repaid by the applicable party entitled to indemnification hereunder or to the applicable Indemnifying Party. The calculation of Losses for purposes of any indemnification hereunder shall take into account any amounts actually received by the party entitled to indemnification hereunder under insurance policies with third parties.

(h) The parties are in agreement that where one and the same set of facts qualifies under more than one provision entitling a party to a claim or remedy under this Agreement, there shall be only one claim or remedy, but the party may be entitled to indemnity under each provision entitling it to such claim or remedy.

(i) Notwithstanding anything contained in this Agreement to the contrary, in no event shall any Indemnifying Party be obligated under this Section 4.7 to indemnify any party otherwise entitled to indemnity hereunder in respect of any Losses that result from the willful misconduct or bad faith of such party.

Section 4.8 Tax Matters. Notwithstanding anything herein to the contrary (other than as provided in Section 4.7(a)(i) with respect to Indemnifiable Taxes), all Tax matters with respect to the Company shall be governed exclusively by the Tax Separation Agreement. From and after the date hereof, the Company agrees to provide Warburg PE and its affiliates, agents and representatives, upon reasonable notice and at mutually convenient times, access to its employees and accountants in order to review and copy certain accounting and Tax records as Warburg PE and its Affiliates, agents and representatives may reasonably request, which are necessary to review and provide meaningful comments on (x) the Proposed Allocation (as defined in the Tax Separation Agreement), and (y) the organizational structure of the Company and the Company Subsidiaries from and after the Closing Date. The Company agrees to consider in good faith the comments of Warburg PE and its Affiliates with respect to the Proposed Allocation and the organizational structure. Any conflict between the terms of the Tax Separation Agreement and any provision of this Agreement, or any provision of any other agreement, shall be resolved in favor of the Tax Separation Agreement.

Section 4.9 Exchange Listing. The Company shall promptly use its reasonable best efforts to cause the shares of Common Stock to be issued pursuant to this Agreement and the shares of Common Stock and Non-Voting Stock reserved for issuance pursuant to the exercise of the Warrant or the conversion of Common Stock or Non-Voting Stock to be approved for listing on the New York Stock Exchange, subject to official notice of issuance, as promptly as practicable, and in any event before the Pricing Date.

Section 4.10 Solicitation of Acquisitions. From and after the Closing Date until the first date that the Investor Ownership Percentage is less than 20%, without the approval of the Board of Directors of the Company, the Control Entities shall not, and shall not authorize or permit any of their controlled Affiliates to, directly or indirectly, solicit, initiate, knowingly facilitate or make inquiries regarding an Acquisition Proposal; provided, however, that nothing in this Section 4.10 shall limit Investor’s ability to solicit, initiate, knowingly facilitate or making inquiries, or enter into any agreements, relating to the sale of the Securities to a third party; provided, further, that, in the event Investor is soliciting the sale of Securities representing more than 10% of the outstanding Common Stock and Non-Voting Stock, taken together, then the Investor shall notify the Board of Directors of the Company. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any third party concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (ii) the acquisition of shares of capital stock or other equity securities of the Company representing more than 50% of the aggregate voting power represented by all the outstanding Voting Securities in the Company; or (iii) the sale, exchange or other disposition of all or substantially all of the asset of the Company and the Company Subsidiaries, taken as a whole.

ARTICLE V

TERMINATION

Section 5.1 Termination. This Agreement may be terminated at any time prior to the Pricing Date (or (i) with respect to Section 5.1(a), Section 5.1(d), Section 5.1(e) (if terminated in connection with the non-satisfaction of the conditions set forth in Section 1.5(b)(i)(1) or 1.5(b)(iii)) and Section 5.1(f) (if terminated in connection with the non-satisfaction of the conditions set forth in Section 1.5(c)(i)(1), 1.5(c)(i)(2), or 1.5(c)(iii)), the Closing Date or (ii) with respect to Section 5.1(h), the Launch Date) as follows:

(a) by the mutual written consent of the Seller and the Investor;

(b) by either the Seller or the Investor if the Pricing Date shall not have occurred on or before November 15, 2010 (the “Termination Date”); provided, however, that the right to terminate this Agreement under this Section 5.1(b) shall not be available to any party that has breached in any material respect any of its obligations under this Agreement and such breach has been the cause of, or resulted in, the failure of the Pricing Date to occur on or before the Termination Date;

(c) by the Investor if the Pricing Date shall not have occurred by the IPO End Date or the Qualified IPO shall not have occurred within five business days thereafter; provided, however, that the right to terminate this Agreement under this Section 5.1(c) shall not be available if the Investor has breached in any material respect any of its obligations under this Agreement and such breach has been the cause of, or resulted in, the failure of the Pricing Date to occur on or before the IPO End Date;

(d) by either the Seller or the Investor if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which action such party shall have used its reasonable best efforts to resist, resolve or lift, as applicable) permanently restraining, enjoining or otherwise prohibiting the Closing, the purchase and sale of the Securities, the Restructuring, the Qualified IPO, or the other transactions contemplated by the Transaction Documents, and such order, decree, ruling or other action shall have become final and nonappealable;

(e) by the Seller, if the Investor shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 1.5(b)(i), 1.5(b)(ii) or 1.5(b)(iii) are not satisfied on or before the Termination Date or are incapable of being satisfied;

(f) by the Investor, if the Seller or the Company shall have breached or failed to perform any of their respective representations, warranties, covenants or other agreements contained in this Agreement, such that the conditions set forth in Section 1.5(c)(i), 1.5(c)(ii) or 1.5(c)(iii) are not satisfied on or before the Termination Date or are incapable of being satisfied;

(g) by the Seller or the Investor, if all of the following shall occur: (i) a Governmental Entity shall have required changes to the terms of any Transaction Document in a manner that, if accepted, would be adverse in any material respect to the Company or the Investor as compared to the terms of such Transaction Document contemplated by this Agreement or the exhibits hereto, (ii) the Seller shall have requested the Investor to consent to such required changes, and (iii) the Investor shall not have delivered to Seller, within 5 business days of such request from Seller, its written consent to such required changes; or

(h) by the Seller or the Investor, if all of the following shall occur: (i) the audited financial statements of the Business as of December 31, 2009 shall have been finalized, (ii) as of the fifth business day prior to the scheduled Launch Date, the unaudited pro forma financial statements of the Company and Company Subsidiaries, giving effect to the Qualified IPO and the transactions contemplated by the Transaction Documents, as of and for the year ended December 31, 2009 shall reflect financial measures such that any of the conditions set forth in Section 1.5(c)(xi) cannot be satisfied, (iii) the Seller shall have requested the Investor to waive such condition set forth in Section 1.5(c)(xi) that cannot be satisfied, and (iv) the Investor shall not have delivered to Seller, within 5 business days of such request from Seller, its written consent to such waiver.

Notwithstanding anything in Section 5.1(c), if, prior to the termination of this Agreement, the Seller shall notify the Investor in writing that the Seller intends to cause the Pricing Date to occur within three weeks of such notice, then the Seller and the Company shall provide the Investor with full access to information relating to the Business, the Company and the planned Qualified Public Offering for five business days after delivery of such notice. By the end of such five-business-day period, the Investor shall either terminate this Agreement or notify the Seller in writing that the Investor shall not terminate this Agreement during the three-week period commencing on the date that the Investor provides such notice to the Seller. If the Investor delivers a notice not to terminate this Agreement, then the Investor’s termination right shall be waived for such three-week period; provided that, if the Pricing Date has not occurred by the end of such three-week period, then such termination right shall automatically be reinstated at the end of such three-week period.

Section 5.2 Effects of Termination.

(a) In the event of termination of this Agreement by either the Seller or the Investor as provided in Section 5.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Investor, the Seller, Company or their respective Subsidiaries, officers or directors under this Agreement, except that Section 3.2, Section 3.4, this Section 5.2 and Article VI shall survive such termination and provided that nothing herein shall relieve any party from liability for its willful and material breach of this Agreement.

(b) If this Agreement shall have been terminated (i) pursuant to Section 5.1(b) and, at the time of such termination, all of the conditions set forth in Section 1.5(a), other than the conditions in Section 1.5(a)(iii) and in Section 1.5(a)(iv) and any conditions that by their nature are to be satisfied only at the Closing or the Pricing Date, have been satisfied or waived, or (ii) pursuant to Section 5.1(c), 5.1(f), 5.1(g) or 5.1(h), then the Seller will reimburse the Investor, within two business days of the presentment of a request therefor, for all Transaction Expenses; provided, however, Seller shall have no obligation to reimburse the Investor for any Transaction Expenses in excess of the amount set forth on Schedule 3.2.

ARTICLE VI

MISCELLANEOUS

Section 6.1 Survival. Each of the representations and warranties set forth in this Agreement shall survive the Closing until April 30, 2011 (the “Survival Date”) (or until final resolution of any claim or action arising from the breach of any such representation and warranty, if notice of such breach was provided prior to the Survival Date) and thereafter shall expire and have no further force and effect, including in respect of Section 4.7; provided that (A) the representations and warranties in Sections 2.2(b) (Authorization), 2.2(e) (Title to the Securities), 2.2(f) (Capitalization), 2.2(z) (Anti-Takeover) and 2.3(b) (Authorization) shall survive indefinitely, (B) the representations and warranties in clauses (iii), (iv) and (v) of Section 2.2(g) (Financial Statements) and in Section 2.2(x) (Taxes) shall not survive the Pricing Date, and (C) the representations and warranties in clauses (i), (ii) and (vi) of Section 2.2(g) (Financial Statements) shall, only to the extent that such representations and warranties relate to (x) Taxes described in clause (II) of the definition of Indemnifiable Taxes, (y) GST, as defined in the Tax Separation Agreement, and (z) Canadian Tax liability resulting from noncompliance with the rules applicable to Canadian Segregated Funds, shall survive until the expiration of the applicable statutes of limitations for such Indemnifiable Taxes (it being agreed that, for all other purposes, the representations and warranties in clauses (i), (ii) and (vi) of Section 2.2(g) (Financial Statements) shall survive until the Survival Date). All covenants and agreements contained herein to be performed subsequent to the Closing shall survive for the duration of any statutes of limitations applicable thereto. All other covenants contained herein shall not survive the Closing and thereupon terminate, except that claims for indemnification in respect of any breach thereof shall terminate on the 15-month anniversary of the Closing Date.

Section 6.2 Amendment and Waiver. The conditions to each party’s obligation to consummate the transactions contemplated hereby are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law. Except as otherwise expressly provided herein, any provision of this Agreement may be amended or waived and the observance thereof may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) only by the written consent of the applicable parties to this Agreement; provided that, following any date on which the Seller and its Affiliates, collectively, beneficially own less than 20% of the outstanding Common Stock, the consent of the Seller shall not be required for any such amendment or waiver relating to Sections 3.3, 3.6, 4.3(a) and 4.4 hereof. The joinder of any Person to this Agreement pursuant to and in accordance with the express provisions of this Agreement shall not be deemed an amendment or waiver of this Agreement. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer of a duly authorized representative of such party.

Section 6.3 Counterparts and Facsimile. For the convenience of the parties hereto, this Agreement may be executed in any number of separate counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts will together constitute the same agreement. Executed signature pages to this Agreement may be delivered by facsimile and such facsimiles will be deemed as sufficient as if actual signature pages had been delivered.

Section 6.4 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State and without regard to its conflict of laws principles. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in the State of New York for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereby agrees not to commence any such action, suit or proceeding other than before one of the above-named courts.

Section 6.5 WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND AGREE THAT ANY SUCH LEGAL PROCEEDING WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

Section 6.6 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other will be in writing and will be deemed to have been duly given (a) on the date of delivery if delivered personally or facsimile, upon confirmation of receipt, (b) on the first business day following the date of dispatch if delivered by a recognized next-day courier service or (c) on the third business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) If to the Investor:

Warburg Pincus Equity Partners, L.P.

450 Lexington Avenue

New York, New York 10017-3911

Attn: Michael E. Martin

        Daniel Zilberman

Facsimile: (212) 716-8626

with a copy to (which copy alone shall not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019-6150

Attn: Edward D. Herlihy

        David K. Lam

Facsimile: (212) 403-2000

(b) If to the Company:

Primerica, Inc.

3120 Breckinridge Blvd.

Duluth, Georgia 30099

Attn: General Counsel

Facsimile: (770) 564-6216

(c) If to the Seller:

Citigroup Inc.

388 Greenwich Street, 17th Floor

New York, NY 10013

Attn: General Counsel, Head of M&A Legal

Facsimile: (212) 816-8709

with a copy to (which copy alone shall not constitute notice):

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Attn: Gregory A. Fernicola

        Jeffrey A. Brill

Facsimile: (212) 735-2000

Section 6.7 Entire Agreement; Assignment, Etc. (a) This Agreement (including the Exhibits and Schedules hereto), the Disclosure Letters, the Warrant and the Registration Rights Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties, both written and oral, between the parties, with respect to the subject matter hereof; and (b) this Agreement will not be assignable by operation of law or otherwise (any attempted assignment in contravention hereof being null and void), except (i) that the Investor may, subject to Section 3.6, assign certain rights and obligations of this Agreement in accordance with Section 4.2 hereof and (subject to compliance with applicable Law) syndicate an interest in the Securities to co-investors with the Company’s prior written consent solely with respect to the identity of such person (which shall not be unreasonably withheld) so long as the original Investor retains sole control, directly or indirectly, over the exercise of all rights of the Investor under this Agreement and the voting and disposition of such Securities in the hands of such co-investor (including by being a general partner of an investment vehicle holding such Securities) (any such assignee shall be included in the term “Investor” subject to Section 4.2); provided, however, that no such syndication or transfer shall be permitted to the extent it (A) would reasonably be expected to materially delay or impair the receipt of, or require any additional, consents, approvals or authorizations from any Governmental Entities in connection with the transactions contemplated hereby or (B) would otherwise reasonably be expected to materially impair or delay the timely consummation of the transactions contemplated hereby, and (ii) after the Closing Date, the Seller may, without the consent of the Investor, assign any or all of its rights and its respective related obligations under this Agreement to any of its Affiliates to whom it transfers all or substantially all of its Common Shares; provided that such assignee execute a joinder to this Agreement in form and substance reasonably satisfactory to the Investor. For the avoidance of doubt, the confidentiality agreement, dated as of May 5, 2008, by and between the Citigroup and Warburg Pincus LLC, as extended on November 9, 2009, shall be void and supplanted by the terms of this Agreement; provided, further, that no such syndication or transfer, shall relieve the assigning Party from any of its obligations hereunder, including restrictions on subsequent transfers as set forth in Section 4.2.

Section 6.8 Other Definitions. Wherever required by the context of this Agreement, the singular shall include the plural and vice versa, and the masculine gender shall include the feminine and neuter genders and vice versa, and references to any agreement, document or instrument shall be deemed to refer to such agreement, document or instrument as amended, supplemented or modified from time to time. When used herein:

(a) the term “subsidiary” means those corporations, banks, savings banks, associations and other persons of which such person owns or controls 51% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 51% or more of the outstanding equity securities is owned directly or indirectly by its parent; provided, however, that there shall not be included any such entity to the extent that the equity securities of such entity were acquired in satisfaction of a debt previously contracted in good faith or are owned or controlled in a bona fide fiduciary capacity;

(b) the term “Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person; provided that, with respect to the Investor, Warburg Pincus LLC and Warburg Pincus & Co., Affiliate shall not include any portfolio company of the Investor, Warburg Pincus LLC or Warburg Pincus & Co. unless the Investor, Warburg Pincus LLC or Warburg Pincus & Co. has provided confidential Information of the Company to such portfolio company. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management or policies of such person, whether through the ownership of voting securities by contract or otherwise.

(c) the word “or” is not exclusive;

(d) the words “including,” “includes,” “included” and “include” are deemed to be followed by the words “without limitation”;

(e) the terms “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision;

(f) “business day” means any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York generally are authorized or required by law or other governmental actions to close;

(g) “Disclosure Letter” shall mean the disclosure letter delivered by the Seller to the Investor, or by the Investor to the Seller, as the case may be, concurrently with or before the execution and delivery of this Agreement, setting forth, among other things, items the disclosure of which is required under this Agreement, either in response to an express disclosure requirement contained in a provision of this Agreement or as an exception to one or more of the representations, warranties, covenants or agreements contained in this Agreement; provided that the mere inclusion of an item in the Disclosure Letter as an exception to a representation or warranty or covenant will not be deemed an admission by the Seller or the Company that such item (or any non-disclosed item or information of comparable or greater significance) is material whatsoever, that such item represents a material exception or fact, event or circumstance, that such item has had or would reasonably be expected to result in a Material Adverse Effect, or that such item actually constitutes noncompliance with, or a violation of, any Law, permit, contract or other topic to which such disclosure is applicable;

(h) “Governance Ownership Percentage” means, as of any date, the percentage equal to (x) the number of Common Shares beneficially owned by the Investor and its Affiliates in the aggregate at such date (assuming exercise or conversion of all securities held by such persons that are exercisable for or convertible into Common Shares, regardless of whether such conversion or exercise would be permitted at such time) divided by (y) the number of Common Shares outstanding at such date (assuming exercise or conversion of all securities that are exercisable for or convertible into Common Shares, regardless of whether such conversion or exercise would be permitted at such time); provided that, for purposes of this definition, any Common Shares (or securities exercisable for or convertible into Common Shares), restricted stock units, restricted stock, stock appreciation rights, phantom unit or stock or other award based in whole or in part on the price of Common Stock granted or awarded pursuant to any equity incentive plan of the Company or the Company Subsidiaries, including the Incentive Plan, shall be excluded.

(i) “person” has the meaning given to it in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act;

(j) “knowledge” of the Company means the actual knowledge after reasonable investigation of the persons set forth on Schedule 6.8(j).

(k) “Investor Ownership Percentage” means, as of any date, the percentage equal to (x) the number of Common Shares beneficially owned by the Investor and its Affiliates in the aggregate at such date (assuming exercise or conversion of all securities held by such persons that are exercisable for or convertible into Common Shares, regardless of whether such conversion or exercise would be permitted at such time) divided by (y) the number of Common Shares outstanding at such date (assuming exercise or conversion of all securities held by such persons that are exercisable for or convertible into Common Shares, regardless of whether such conversion or exercise would be permitted at such time); provided that, for purposes of this definition, any Common Shares (or securities exercisable for or convertible into Common Shares), restricted stock units, restricted stock, stock appreciation rights, phantom unit or stock or other award based in whole or in part on the price of Common Stock issued or granted after the Closing Date to any person, other than the Investor and its Affiliates, shall be excluded; and

(l) “Law” shall mean legislation, code, ordinance, writ, statute, treaty, rule, order, directive, bulletin, decree or regulation (including common law) of any Governmental Entities, including any publicly available binding judicial or administrative interpretation thereof; and

(m) all article, section, paragraph or clause references not attributed to a particular document shall be references to such parts of this Agreement, and all exhibit and annex references not attributed to a particular document shall be references to such exhibits and annexes to this Agreement.

Section 6.9 Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 6.10 Severability. If any provision of this Agreement or the application thereof to any person (including, the officers and directors of the Investor and the Company) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

Section 6.11 No Third-Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any person or entity other than the parties hereto (and their permitted successor and assigns), any benefit right or remedies, except that the provisions of Section 4.4(i) and Section 4.7 shall inure to the benefit of the persons referred to in that Section.

Section 6.12 Time of Essence. Time is of the essence in the performance of each and every term of this Agreement.

Section 6.13 Public Announcements. Subject to each party’s disclosure obligations imposed by Law or obligations pursuant to any listing agreement with any securities exchange or the requirements of any self-regulatory organization, each of the parties hereto will cooperate with each other in the development and distribution of all public news releases and other public information disclosures with respect to this Agreement and any of the transactions contemplated by this Agreement or the other Transaction Documents, and no party hereto will make any such news release or public disclosure without first consulting with the other parties hereto and receiving their consent (which shall not be unreasonably withheld, delayed or conditioned) and each party shall coordinate with the other parties with respect to any such news release or public disclosure.

ARTICLE VII

GUARANTY

Section 7.1 Guaranty. Citigroup hereby unconditionally, absolutely, continuingly and irrevocably guarantees, as a primary obligor and not merely as a surety, to Investor and the Investor Indemnitees the timely payment, if any, and performance by the Seller of all of its covenants, agreements, obligations and liabilities arising under or pursuant to this Agreement, whether absolute or contingent, now or hereafter existing, or due or to become due (collectively, the “Seller’s Obligations”). For the avoidance of doubt, Citigroup’s obligations under this Section 7.1 shall be co-extensive with the Seller’s obligations or liabilities hereunder. The Investor shall not be required to prosecute collection or seek to enforce or resort to any remedies against the Seller or any other person liable to the Investor or any Investor Indemnitees on account of the Seller’s Obligations or any guaranty thereof. Performance under this guaranty by Citigroup is subject to no condition other than the making of a written demand hereunder, stating the fact of default or non-payment, mailed to Citigroup Inc., 153 East 53rd Street, 5th floor, New York NY 10043, Attn: Treasury Department. Citigroup’s liabilities shall in no way be impaired, affected, reduced or released by reason of (i) the failure or delay by the Investor or any of the Investor Indemnitees in pursuing any remedies or recourse against the Seller provided for in this Agreement, or (ii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of the Seller or the marshalling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings or any other inability to pay or perform affecting, the Seller or any of its assets, or (iii) any allegation concerning, or contest of the legality or validity of, the indemnification obligations under this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first herein above written.

PRIMERICA, INC.

By:	/s/ Peter W. Schneider
Name: Peter W. Schneider
Title: EVP

CITIGROUP INSURANCE HOLDING CORPORATION

By:	/s/ John C. Gerspach
Name: John C. Gerspach
Title: President and Chief Executive Officer

(Signature Page to Securities Purchase Agreement)

WARBURG PINCUS PRIVATE EQUITY X, L.P.

By:	Warburg Pincus X L.P., its general partner
By:	Warburg Pincus X LLC, its general partner
By:	Warburg Pincus Partners LLC, its sole member
By:	Warburg Pincus & Co., its managing member

By:	/s/ Daniel Zilberman
Name: Daniel Zilberman
Title: Partner

WARBURG PINCUS X PARTNERS, L.P.
By:	Warburg Pincus X L.P., its general partner
By:	Warburg Pincus X LLC, its general partner
By:	Warburg Pincus Partners LLC, its sole member
By:	Warburg Pincus & Co., its managing member

By:	/s/ Daniel Zilberman
Name: Daniel Zilberman
Title: Partner

For purposes of Sections 3.6 and 4.10 only:

WARBURG PINCUS LLC

By:	/s/ Daniel Zilberman
Name: Daniel Zilberman
Title: Managing Director

WARBURG PINCUS & CO.

By:	/s/ Daniel Zilberman
Name: Daniel Zilberman
Title: Partner

(Signature Page to Securities Purchase Agreement)

For purposes of Article VII only:

CITIGROUP INC.

By:	/s/ Martin A. Waters
	Name:	MARTIN A. WATERS
	Title:	Assistant Treasurer

(Signature Page to Securities Purchase Agreement)

EXHIBIT A

Form of Incentive Plan

See Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

1

EXHIBIT B

Form of Warrant Certificate

See Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

2

EXHIBIT C

Form of Intercompany Agreement

See Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

3

EXHIBIT D

Form of Transition Services Agreement

See Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

4

EXHIBIT E-1

Form of 80% Coinsurance Agreement (PLIC)

See Exhibit 10.5 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

5

EXHIBIT E-2

Form of 10% Coinsurance Agreement (PLIC)

See Exhibit 10.6 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

6

EXHIBIT E-3

Form of 90% Coinsurance Agreement (NBLIC)

See Exhibit 10.11 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

7

EXHIBIT E-4

Form of 80% Coinsurance Agreement (PLICC)

See Exhibit 10.13 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

8

EXHIBIT E-5

Form of Capital Maintenance Agreement

See Exhibit 10.10 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

9

EXHIBIT E-6

Form of Monitoring and Reporting Agreement (PLIC)

See Exhibit 10.41 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

10

EXHIBIT E-7

Form of Monitoring and Reporting Agreement (NBLIC)

See Exhibit 10.42 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

11

EXHIBIT E-8

Form of Monitoring and Reporting Agreement (PLICC)

See Exhibit 10.43 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

12

EXHIBIT E-9

Form of Reinsurance Trust Agreement (PLIC 80%)

See Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

13

EXHIBIT E-10

Form of Reinsurance Trust Agreement (PLIC 10% Excess)

See Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

14

EXHIBIT E-11

Form of Reinsurance Trust Agreement (PLIC 10% Economic)

See Exhibit 10.8 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

15

EXHIBIT E-12

Form of Reinsurance Trust Agreement (NBLIC)

See Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

16

EXHIBIT E-13

Form of Reinsurance Trust Agreement (PLICC)

See Exhibit 10.37 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

17

EXHIBIT F

Form of Tax Separation Agreement

See Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

18

EXHIBIT G

Citi Note

See Exhibit 4.2 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

19

EXHIBIT H

Form of Registration Rights Agreement

See Exhibit 10.40 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

20

EXHIBIT I

Form of Certificate of Incorporation

See Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

21

EXHIBIT J

Form of Bylaws

See Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (No. 333-162918).

22

Exhibit K1

The following calculations shall be performed for purposes of determining the Aggregate Book Value for purposes of Section 1.2 of the Agreement. All references to specific line item amounts below refer to the amounts set forth in the pro forma column of the Pricing Date Pro Forma Balance Sheet.2 Terms used and not defined in this Schedule K shall have the meanings assigned thereto in the Agreement.

(1)	Begin with “Total stockholder’s equity” (“S-1 Book Value”).[3]

(2)	Adjust for “Deferred income tax asset” by subtraction of such amount from S-1 Book Value (“Book Value Without Deferred Tax Assets”).

(3)	Calculate the product of (A) 0.35, and (B) the value resulting from (i)(x) Public Offering Price multiplied by (y) the number of Pre-Investment Tax Basis Shares Outstanding, plus (ii) the value of the Warrants (as determined based on a Black-Scholes pricing model or such other method as mutually agreed upon by the parties) (the “Pre-Investment Tax-Basis Public Offering Market Value”), minus (iii) Book Value Without Deferred Tax Assets (such product, the “DT Adjustment”). “Pre-Investment Tax Basis Shares Outstanding” means, as of the relevant date of determination, the number of shares of Common Stock on a Fully Diluted basis, minus shares of Common Stock in respect of awards (X) that are issued or to be issued to management, employees and agents and (Y) that will remain subject to vesting requirements at the time of the IPO.

(4)	If the DT Adjustment is a negative number, subtract the absolute value of the DT adjustment from Book Value Without Deferred Tax Assets, or, if the DT adjustment is a positive number, add the DT Adjustment to Book Value Without Deferred Tax Assets (“DT Adjusted Book Value”).

[1]

Schedule K has been prepared based on the assumption that the Pricing Date Pro Forma Book Value will reflect adjustments for the same items included as adjustments in the September Pro Forma Financial Statements. To the extent any changes to the items giving rise to adjustments are required to made in connection with the SEC review process (and such changes do not violate Section 1.5(c)(xii) or are otherwise consented to or waived by the parties), the parties shall cooperate in good faith to mutually agree to any revisions necessary to this Schedule K to preserve the respective economic benefits and obligations of the parties.

[2]

“Pricing Date Pro Forma Balance Sheet” refers to the pro forma balance sheet included in the combined financial statements of the Company as of and for the year ended December 31, 2009, included in the Company’s registration statement on Form S-1 (No. 333-162918) as of the time it is declared effective by the SEC .

[3]

If, and to the extent, any amounts related to pro forma adjustments for the Warrants are included in S-1 Book Value, such amounts shall be eliminated and “S-1 Book Value” shall be deemed to exclude such amounts for all purposes of this Schedule K except for the purposes of the calculation of the DT Adjustment to the extent set forth in Paragraph 3 above.

(5)	If FAS 115 AOCI (as defined below) has a credit balance (i.e. reflects a net unrealized gain position), subtract the absolute value of FAS 115 AOCI from DT Adjusted Book Value. If FAS 115 AOCI has a debit balance (i.e. reflects a net unrealized loss position), add the absolute value of FAS 115 AOCI to DT Adjusted Book Value. “FAS 115 AOCI” shall mean net unrealized gains and losses calculated in accordance with FAS 115 included in “Accumulated other comprehensive income, net of income taxes”.

(6)	If Adjusted FX AOCI (as defined below) has a credit balance (i.e. reflects a net unrealized translation gain), subtract the absolute value of Adjusted FX AOCI from DT Adjusted Book Value. If Adjusted FX AOCI has a debit balance (i.e. reflects a net unrealized translation loss), add the absolute value of Adjusted FX AOCI to DT Adjusted Book Value. “Adjusted FX AOCI” shall mean 80% of the cumulative translation adjustment associated with the translation of all balance sheet items denominated in non-U.S. currency at the exchange rates in effect as of the close of business on the date of such translation, net of unrealized gains and losses on currency derivatives (hedges).

(7)

Subtract the Net Benefits Adjustment. “Net Benefits Adjustment” means the net amount, if any, included in “Total stockholders equity” in respect of any pro forma adjustments related to equity grants or awards (including any awards or equity interests in replacement of, or resulting from the conversion or rollover of, equity awards from Citigroup or any acceleration of any equity grants or awards) in connection with the Qualified IPO or the transactions contemplated by this Agreement.[4]

[4]

This presentation assumes that the entire Net Benefits Adjustment is properly excluded from the calculation of the DT Adjustment in accordance with GAAP. In the event that the Company determines in good faith that it is appropriate to include all or a portion of the Net Benefits Adjustment in the calculation of the DT Adjustment in accordance with GAAP, all or such portion of the Net Benefits Adjustment will be deducted from “Total Stockholders equity” in paragraph (1) above.

EXAMPLE

The following example illustrates the application of the calculation of the Aggregate Book Value using hypothetical values.

S-1 Book Value	1,210,000,000		(A)
Pro Forma Deferred Income Tax Asset	127,000,000		(B)
Book Value Without Deferred Tax Assets	1,083,000,000		(C) = (A) – (B)

Pre-Investment Tax Basis Public Offering Price multiplied by Pre-Investment Tax Basis Shares Outstanding	1,283,000,000	*	(D)
Difference Resulting From Public Offering Market Value and Book Value Without Deferred Tax Assets	200,000,000		(E) = (D) – (C)
DT Adjustment	70,000,000		(F) = (E) * 35%
DT Adjusted Book Value	1,153,000,000		(G) = (C)+(F)
FAS 115 AOCI (assumes credit balance)	50,000,000	*	(H)
Adjusted FX AOCI (80% of $30 million FX AOCI)	24,000,000	*	(I) = $30M *.80
Net Benefits Adjustment	40,000,000	**	(J)
Aggregate Book Value	1,039,000,000	*	(K) = (G)-(H)-(I)-(J)

*	Amounts assumed for illustrative purposes only.
**	Assumes a pro forma adjustment is made with respect to IPO equity awards.